Exhibit 10.23

OFFICE LEASE

by and between

ELEVATE SABINE, LLC,

a Texas limited liability company

(as “Landlord”)

and

HIPPO ANALYTICS INC.,

a Delaware corporation

(as “Tenant”)

Waterloo Central

Austin, Texas

THE DELIVERY OR NEGOTIATION OF THIS DOCUMENT BY LANDLORD OR ITS AGENTS OR ATTORNEYS SHALL NOT BE DEEMED AN OFFER BY LANDLORD TO ENTER INTO ANY TRANSACTION OR RELATIONSHIP WITH ANY PERSON OR PARTY. THIS DOCUMENT SHALL NOT BE BINDING UPON LANDLORD OR ANY AFFILIATE OF LANDLORD OR ITS OR THEIR AGENTS OR ATTORNEYS IN ANY RESPECT, NOR SHALL LANDLORD HAVE ANY OBLIGATIONS OR LIABILITIES TO TENANT UNLESS AND UNTIL BOTH LANDLORD AND TENANT HAVE EXECUTED AND DELIVERED THIS DOCUMENT. UNTIL ANY SUCH FULL EXECUTION AND DELIVERY OF THIS DOCUMENT, EITHER LANDLORD OR TENANT MAY TERMINATE ALL NEGOTIATIONS WITH THE OTHER RELATING TO THE SUBJECT MATTER HEREOF, WITHOUT CAUSE AND FOR ANY REASON, WITHOUT RECOURSE OR LIABILITY.

(i)

(ii)

(iii)

Office Lease

Landlord and Tenant enter into this Office Lease (“Lease”) as of the Execution Date, to be effective as of the Effective Date (as defined in Section 17.26 below) on the following terms, covenants, conditions and provisions:

1.	BASIC LEASE PROVISIONS

1.1 Basic Lease Definitions. In this Lease, the following defined terms have the meanings indicated.

(a)	Execution Date:	July 2, 2020.

(b)	Landlord:	ELEVATE SABINE, LLC,
a Texas limited liability company.

(c)	Tenant:	HIPPO ANALYTICS INC.,
a Delaware corporation.

(d)	Building:	Waterloo Central
701 E. 5th St.
Austin, Texas 78701
deemed to contain approximately: 36,041 rentable square feet (“RSF”) of class “A” office space, subject to Section 2.7(c) below.

(e)	Premises:	The “Premises” shall consist of the entire 2nd, 3rd, 4th, and 5th floors, consisting of approximately 31,700 RSF, as depicted on EXHIBIT A, attached hereto. The Premises are subject to re-measurement pursuant to Section 2.7(c) below.

(f)	Use:	General administrative non-governmental office use consistent with that of a first-class office building, including, without limitation, the conduct of periodic training sessions and other uses typical of other insurance companies.

(g)	Term:	The ninety-six (96) month period commencing on the Commencement Date and expiring on the Expiration Date.

(h)	Delivery Date:	The date that Landlord delivers possession of the Premises to Tenant in the Delivery Condition (defined in Section 2.3). The estimated Delivery Date is September 1, 2021.

(i)	Commencement Date:	The earlier to occur of (i) the occupancy of any portion of the Premises for the purpose conducting business therein for the Use or (ii) two (2) weeks after Landlord’s Work (as hereinafter defined) is substantially complete.

(j)	Expiration Date:	The day immediately prior to the ninety-sixth (96th) month anniversary of the Commencement Date, provided that if the Commencement Date occurs on a date other than the first day of a calendar month, then the Expiration Date will be the last day of the calendar month in which the ninety-sixth (96th) month anniversary of the Commencement Date occurs.

(k)	Lease Year:	Each Lease Year shall be successive twelve (12) month periods, with the first Lease Year beginning on the Commencement Date and expiring on the last day of the calendar month following the expiration of twelve months.

(l)	Base Rent:	The following amounts payable in accordance with Article 4:

Months	Annual Base Rent Rate per RSF	Annual Base Rent	Monthly Base Rent
01 – 04	$0.00	$0.00	$0.00
05 – 12	$42.00	$1,331,400.00	$110,950.00
13 – 24	$43.26	$1,371,342.00	$114,278.50
25 – 36	$44.56	$1,412,482.26	$117,706.86
37 – 48	$45.90	$1,454,928.56	$121,244.05
49 – 60	$47.28	$1,498,680.90	$124,890.08
61 –72	$48.69	$1,543,412.77	$128,617.73
73 – 84	$50.15	$1,589,777.19	$132,481.43
85 – 96	$51.65	$1,637,447.65	$136,453.97

The above reference to “Months” shall refer to full calendar months. If the Commencement Date occurs on a date other than the first day of a calendar month, then Base Rent for the initial partial Month (which shall be prorated for such partial month based on the annual rate of $42.00 per RSF) shall be due and payable on the first day of Month 5.

(m)	Tenant’s Share:	87.96%.

(n)	Prepaid Rent:	$155,858.33. The Prepaid Rent will be due within two (2) business days after the Effective Date and will be applied against the first installment of Rent coming due under this Lease.

(o)	Security Deposit: A security deposit in cash to be held or applied in accordance with Section 16.1 in the total amounts listed below:

• Within two (2) business days after the Effective Date: $467,575

• Within two (2) business days after Landlord gives Tenant notice of the Top Out Date, together with an invoice for the additional security deposit and Landlord’s wiring instructions: $701,362.50

• Within two (2) business days after Landlord gives Tenant notice of Substantial Completion, together with an invoice for the additional security deposit and Landlord’s wiring instructions: $935,150

(p)	Notice Address: For each party, the following address(es):

	To Landlord	To Tenant
	Elevate Sabine, LLC	Hippo Analytics Inc.
	901 W. 9th Street	P.O. Box 909
	Suite 110	Austin, Texas 78707
	Austin, Texas 78703	Attn: CEO
Attn: Chris Skyles

	with a copy of notices of default to:	with a copy of notices of default to:

	Rigby Slack Lawrence Berger +	Hippo Analytics Inc.
	Comerford, PLLC	P.O. Box 909
	3500 Jefferson St., Suite 330	Austin, Texas 78707
	Austin, TX 78731	Attn: General Counsel
Attn: Cathleen C. Slack

(q)	Billing Address: For each party, the following address:

	For Landlord	For Tenant
	Elevate Sabine, LLC	Hippo Analytics Inc.
	901 W. 9th Street	P.O. Box 909
	Suite 110	Austin, Texas 78707
	Austin, Texas 78703	Attn: CFO
Attn: Chris Skyles

(r)	Brokers:	Elevate Growth Partners (“Landlord’s Broker”), whose right to a commission to be paid by Landlord is subject to a separate written agreement with Landlord.

(s)	Parking Allotment:	100 unreserved parking spaces in the parking garage located at 601 E. 5th St., Austin, Texas 78701, subject to the terms of EXHIBIT D attached hereto.

2.	PROJECT

2.1 Project. The Land and all improvements thereon, including the Building and Premises (as defined in Article 1 and below), and the Common Areas (as defined below) are collectively referred to as the “Project.”

2.2 Land. “Land” means the real property described on EXHIBIT B attached hereto Landlord represents and warrants to Tenant that the Land is owned in fee by Landlord. The Land is subject to expansion or reduction after the Execution Date.

2.3 Landlord’s Work; Delivery Condition.

(a) Landlord’s Work. Subject to and in accordance with the requirements of this Lease, Landlord shall construct the Building shell improvements described on EXHIBIT F-1 attached hereto (the “Shell Improvements”) and all tenant improvements described on EXHIBIT F-2 attached hereto (the “Tenant Improvements”). The Shell Improvements, the Tenant Improvements and all work conducted by Landlord in connection therewith will be referred to herein collectively as the “Landlord’s Work.” Landlord’s Work will be deemed “substantially complete” when Landlord has obtained (i) a certificate from Landlord’s architect stating that the Landlord’s Work is substantially complete and (ii) a certificate of occupancy, temporary certificate of occupancy, signed-off permit cards, or other similar governmental approval with respect to the Shell Improvements and the Tenant Improvements. The “Top Out” of the Building will be deemed complete when Landlord’s Contractor has completed the structural concrete frame for the entire Building, and the corresponding date upon which Top Out is accomplished is referred to herein as the “Top Out Date”.

(b) Delivery Condition. The “Delivery Condition” means that Landlord’s Work is substantially complete.

2.4 Base Building. “Base Building” means the Building Structure and Mechanical Systems, collectively, defined as follows:

(a) Building Structure. “Building Structure” means the foundations, floor/slabs, roofs, exterior walls, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, stairwells, elevators, Building mechanical, electrical and telephone closets, Common Areas, public areas, and any other structural components in the Building. The Building Structure excludes the Leasehold Improvements (and similar improvements to other premises) and the Mechanical Systems.

(b) Mechanical Systems. “Mechanical Systems” means, without limitation, the mechanical, electronic, physical or informational systems generally serving the Building or Common Areas, including the sprinkler, plumbing, heating, ventilating, air conditioning, lighting, communications, drainage, sewage, waste disposal, vertical transportation, fire/life safety and security systems, if any.

2.5 Amenity Center. During the Term, Tenant, and Tenant’s officers, directors, managers, and/or employees (collectively, the “Tenant Parties”) will have a non-exclusive right to use the subgrade amenity space located in the Building (the “Amenity Center”) subject to the terms of this Lease and the continued operation of the Amenity Center (it being understood that Landlord shall be under no obligation to retain the Amenity Center as an amenity at the Project). Tenant acknowledges and agrees that the Tenant Parties’ use of the Amenity Center is voluntary and, in consideration of the use of the Amenity Center, shall be undertaken by the Tenant Parties at their sole risk. The cost to operate the Amenity Center (including fair market rent for the Amenity Center as reasonably determined by Landlord) will be included in Expenses; provided, however, that if the RSF within the Amenity Center is included in the service and amenity area used to determine the RSF within the Premises, then rent for the Amenity Center will be excluded from Expenses (but other operational costs will continue to be included in Expenses). NEITHER LANDLORD NOR LANDLORD’S PARTNERS, OFFICERS, DIRECTORS, MANAGERS, SERVANTS, AGENTS AND/OR EMPLOYEES (COLLECTIVELY, THE “RELEASED PARTIES”) SHALL BE LIABLE FOR ANY CLAIMS (AS DEFINED IN SECTION 11.1 BELOW) ARISING OUT OF OR CONNECTED WITH THE TENANT PARTIES’ USE OF THE AMENITY CENTER AND ITS FACILITIES AND SERVICES. TENANT DOES HEREBY EXPRESSLY FOREVER WAIVE, RELEASE AND DISCHARGE THE RELEASED PARTIES FROM ANY AND ALL LIABILITY ARISING FROM ALL SUCH CLAIMS, INCLUDING LIABILITY FROM ALL ACTS OF ACTIVE OR PASSIVE NEGLIGENCE, ON THE PART OF THE RELEASED PARTIES, EXCEPT TO THE EXTENT SUCH CLAIM ARISES FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE RELEASED PARTIES. THIS SECTION 2.5 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

2.6 Common Areas. Tenant will have a non-exclusive right to use the Common Areas subject to the terms of this Lease. “Common Areas” means those interior and exterior common and public areas on the Land and in the Building (and appurtenant easements) from time-to-time designated by Landlord for the non-exclusive use by Tenant in common with Landlord, other tenants and occupants, and their employees, agents and invitees, including any parking facilities on the Land or otherwise serving the Building that are owned or leased by Landlord.

2.7 Premises. Landlord leases to Tenant the Premises subject to the terms of this Lease. Except as provided elsewhere in this Lease, by taking possession of the Premises Tenant accepts the Premises in its “as is” condition and with all faults, and the Premises is deemed in good order, condition, and repair. Except as set forth below, Landlord does not make and Tenant does not rely upon any representation or warranty of any kind, express or implied, with respect to the condition of the Premises (including habitability or fitness for any particular purpose of the

Premises). TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD HEREBY DISCLAIMS, AND TENANT WAIVES THE BENEFIT OF, ANY AND ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF HABITABILITY AND FITNESS OR SUITABILITY FOR A PARTICULAR PURPOSE, EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN. The Premises includes the Leasehold Improvements and excludes certain areas, facilities and systems, as follows:

(a) Leasehold Improvements. “Leasehold Improvements” means all non-structural improvements in the Premises or exclusively serving the Premises, and any structural improvements to the Building made to accommodate Tenant’s particular use of the Premises. The Leasehold Improvements may be installed by Landlord or Tenant under this Lease at the cost of either party. The Leasehold Improvements include: (1) interior walls and partitions (including those surrounding structural columns entirely or partly within the Premises); (2) the interior one-half of walls that separate the Premises from adjacent areas designated for leasing; (3) the interior drywall on exterior structural walls, and walls that separate the Premises from the Common Areas; (4) stairways and stairwells connecting parts of the Premises on different floors, except those required for emergency exiting; (5) the frames, casements, doors, windows and openings installed in or on the improvements described in (1-4), or that provide entry/exit to/from the Premises; (6) all hardware, fixtures, cabinetry, railings, paneling, woodwork and finishes in the Premises or that are installed in or on the improvements described in (1-5); (7) if any part of the Premises is on the ground floor, the ground floor exterior windows (including mullions, frames and glass); (8) integrated ceiling systems (including grid, panels and lighting); (9) carpeting and other floor finishes; (10) kitchen, rest room, lavatory or other similar facilities that exclusively serve the Premises (including plumbing fixtures, toilets, sinks and built-in appliances); (11) if any part of the Premises encompasses an entire floor of the Building, the elevator lobby, corridors and restrooms located on such floor; and (12) the sprinkler, plumbing, heating, ventilating, air conditioning, lighting, communications, security, drainage, sewage, waste disposal, vertical transportation, fire/life safety, and other mechanical, electronic, physical or informational systems that exclusively serve the Premises.

(b) Exclusions from the Premises. The Premises does not include: (1) the roof of the Building and any areas above the finished ceiling or integrated ceiling systems, or below the finished floor coverings that are not part of the Leasehold Improvements, (2) janitor’s closets, (3) stairways and stairwells to be used for emergency exiting or as Common Areas, (4) rooms for Mechanical Systems or connection of telecommunications equipment, (5) vertical transportation shafts, (6) vertical or horizontal shafts, risers, chases, flues or ducts, (7) elevator banks, and (8) any easements or rights to natural light, air or view.

(c) Re-measurement. Landlord and Tenant agree that the figures for the RSF within the Building and the Premises as set forth in Section 1.1 are estimates, Landlord will re-measure the Premises or Building using BOMA ANSI Z65.1-2017, Method “B” at any time prior to the date that is thirty (30) days following the Delivery Date. In connection with any remeasurement of the Premises or Building, Landlord will use the load factor for the Building (as reasonably determined by Landlord) to determine the rentable square footage of the Premises and Building. Landlord and Tenant will, within thirty (30) days following completion of the re-measurement, enter into an amendment to this Lease to account for such new measurements.

2.8 Building Warranty. Landlord represents to Tenant that, as of the Commencement Date, the Shell Improvements and the Tenant Improvements will be free from material defect, except to the extent any defects therein exist as a result of any negligence or willful misconduct of Tenant or Tenant’s agents, employees, contractors, subcontractors, or licensees. However, if Tenant does not deliver written notice to Landlord of any breach of the representation set forth in this Section 2.8 within one (1) year following the Commencement Date, then Tenant will be deemed to have inspected and accepted the same in their present condition, and the correction of any subsequently discovered defects will be the obligation of the applicable party pursuant to the other provisions of this Lease (and the cost thereof will be governed by the other provisions of this Lease). If a breach of the foregoing representation exists, and Tenant timely (i.e., within one (1) year following the Commencement Date) delivers written notice to Landlord setting forth in reasonable detail a description of such breach, Landlord will, as Tenant’s sole and exclusive remedy, rectify the same at Landlord’s expense within a reasonable period of time following Landlord’s receipt of notice of the applicable defect.

2.9 Building Standard. “Building Standard” means the minimum or exclusive type, brand, quality or quantity of materials Landlord designates for use in the Building prior to execution of this Lease and as further described in EXHIBIT F-3, subject to reasonable modification from time to time thereafter.

2.10 Tenant’s Personal Property. “Tenant’s Personal Property” means those trade fixtures, furnishings, equipment, work product, inventory, stock-in-trade and other tangible personal property of Tenant that are not permanently affixed to the Project in a way that they become a part of the Project and will not, if removed, substantially impair the value of the Leasehold Improvements that Tenant is required to deliver to Landlord at the end of the Term under Section 3.3.

2.11 Agreements Affecting the Project. Landlord represents and warrants that as of the Execution Date and as of the Effective Date, there are no agreements entered into by Landlord or of record affecting the Project that might have any material adverse impact on Tenant’s use of or access to the Premises. Landlord agrees not to enter into any agreement affecting the Project that might have any material adverse impact on Tenant’s use of or access to the Premises without Tenant’s prior written consent.

3. TERM

3.1 Term. “Term” means the period that begins on the Commencement Date and ends on the Expiration Date, subject to renewal, extension or earlier termination as may be further provided in this Lease or otherwise agreed to by Landlord and Tenant in writing. “Month” means a full calendar month of the Term.

(a) FF&E Period. Tenant may not enter the Premises for any purpose without Landlord’s consent, which shall not be unreasonably withheld, until Landlord tenders the Premises to Tenant. For a two (2) week period following the Delivery Date (the “FF&E Period”), subject to the terms of this Lease and provided that Tenant has delivered to Landlord evidence that the insurance required to be maintained by Tenant pursuant to this Lease (including covering Landlord as a beneficiary under such insurance) is in full force and effect, Tenant shall have access to the Building, Premises and elevators for the installation of fixtures, furniture, office equipment, cabling and other items necessary for Tenant to conduct its business. During the FF&E Period, Tenant shall comply with and be subject to all terms and provisions of this Lease, except those provisions requiring the payment of Base Rent and Additional Rent.

(b) Confirmation of Term. Landlord shall notify Tenant of the Commencement Date using a Notice of Lease Term (“NLT”) in the form attached to this Lease as EXHIBIT E. Tenant shall execute and deliver to Landlord the NLT within ten (10) business days after its receipt, but Tenant’s failure to do so will not reduce Tenant’s obligations or Landlord’s rights under this Lease.

3.2 Holdover. If Tenant keeps possession of the Premises after the end of the Term (a “Holdover”) without Landlord’s prior written consent (which may be withheld in its sole and absolute discretion), then in addition to the remedies available elsewhere under this Lease or by applicable law, Tenant will be a tenant at sufferance and must comply with all of Tenant’s obligations under this Lease, except that (i) during the first month of Holdover, Tenant will pay one hundred twenty-five percent (125%) of the monthly Base Rent and last payable under this Lease and one hundred percent (100%) of the Additional Rent, and (ii) thereafter, Tenant will pay one hundred fifty percent (150%) of the monthly Base Rent last payable under this Lease and one hundred percent (100%) of the Additional Rent; provided, however, that such monthly Base Rent and Additional Rent shall be prorated for any partial month of Holdover. If the Holdover continues after Landlord has provided to Tenant thirty (30) days prior written notice to vacate the Premises, then Tenant shall be liable for, and shall indemnify and defend Landlord from and against, all claims and damages that Landlord suffers as a result of Tenant’s failure to return possession of the Premises to Landlord at the end of the Term, including consequential and indirect damages. Landlord’s deposit of Tenant’s Holdover payment will not constitute Landlord’s consent to a Holdover or create or renew any tenancy.

3.3 Condition on Expiration. By the end of the Term, Tenant will return possession of the Premises to Landlord vacant, free of Tenant’s Personal Property, in broom-clean condition, and with all Leasehold Improvements in good working order and repair (excepting ordinary wear and tear and damage due to casualty not caused by Tenant and not required to be repaired by Tenant or by condemnation), except that Tenant will remove Tenant’s Wiring and those Leasehold Improvements and Alterations (as such terms are defined herein) that Landlord requires to be removed at the end of the Term (with Landlord to make such determination at the time that Landlord approves the plans and specifications for the particular alteration or improvement); provided, however, that Tenant shall have no obligation to remove the Tenant Improvements or any normal and customary office improvements. If Tenant fails to return possession of the Premises to Landlord in this condition, Tenant shall reimburse Landlord for the costs incurred to put the Premises in the condition required under this Section 3.3. Tenant’s Personal Property left behind in the Premises for more than five (5) business days after the end of the Term will be considered abandoned and Landlord may move, store, retain or dispose of these items at Tenant’s cost.

3.4 Option to Extend Term.

(a) Exercise of Extension Option. Subject to the terms and conditions of this Section 3.4, Landlord hereby grants Tenant one (1) option (the “Extension Option”) to extend the Term as to all, but not less than all, of the Premises, for a period of five (5) years (the “Extension Term”) commencing on the day after the Expiration Date of the initial Term. Tenant shall exercise the Extension Option, if at all, only by written notice (the “Extension Notice”) delivered to Landlord not less than ten (10) months and not more than fifteen (15) months prior to the Expiration Date. If Tenant does not timely exercise an Extension Option, then such Extension Option and any subsequent Extension Option will automatically terminate and be null and void. Tenant’s exercise of the Extension Option shall be irrevocable by Tenant. The terms and conditions of Tenant’s lease of the Premises during the Extension Term shall be the same terms and conditions of the Lease, including Landlord’s obligation to provide parking as provided in the Lease, as in effect immediately prior to the commencement of the Extension Term, except as follows:

(i) The Base Rent for the Extension Term shall be one hundred percent (100%) of the Market Rate. The “Market Rate shall be the prevailing per annum base rent rate per RSF (determined on a “net” lease basis), in renewal transactions for space of comparable size, location and conditions in the Building and other multi-story office buildings in the Central Business District of Austin, Texas constructed after 2004. When determining the aforesaid Market Rate by reference to comparable renewal transactions, the base rents provided for in such comparable transactions shall be adjusted to reflect the differences between the other terms of such comparable transactions and the other terms of the renewal to which the Market Rate is to be applicable. For example, if such comparable transactions provided for free rent, then in determining the aforesaid Market Rate to be applicable to any renewal with respect to which Tenant does not receive any free rent or any other substantially equivalent concession (or a lesser amount of free rent or substantially equivalent concession) the base rents provided for in such comparable transactions shall be equitably adjusted downward;

(ii) Tenant shall be entitled to receive the concessions or allowances included by Landlord in determining the Market Rate (however Landlord will be under no obligation to provide any such concessions or allowances);

(iii) No abatements or allowances applicable to any period prior to the subject Extension Term; or other concessions applicable during any period prior to the Extension Term, if any, shall apply during the Term unless expressly agreed by Landlord;

(iv) The Premises shall be accepted by Tenant for the Extension Term in its “AS IS” condition and “WITH ALL FAULTS” unless expressly agreed otherwise by Landlord; and

(v) There shall be no remaining rights or options to renew or extend the Term after the exercise of the Extension Option.

(b) Market Rate Notice/Exercise. Within thirty (30) days after Landlord receives Tenant’s Extension Notice, Landlord shall deliver a written notice (“Market Rate Proposal”) to Tenant specifying Landlord’s good faith and reasonable estimate of the Market Rate, including, in Landlord’s sole discretion, any improvement allowances, concessions, parking or other market considerations to lease as provided in Section 3.4(a) above for the Extension Term. Tenant, within fifteen (15) days after Landlord delivers the Market Rate Proposal, shall either (x) give Landlord notice of Tenant’s unconditional acceptance of Landlord’s determination of Market Rate for the Extension Term set forth in the Market Rate Proposal (an “Acceptance Notice”), or (y) give Landlord notice of Tenant’s rejection of Landlord’s determination of Market Rate for the Extension Term set forth in the Market Rate Proposal (a “Rejection Notice”). If Tenant timely delivers an Acceptance Notice, then the Market Rate (including, without limitation, the Base Rent for the Extension Term), will be as set forth in the Market Rate Notice. If Tenant does not timely deliver an Acceptance Notice or a Rejection Notice, Tenant will be deemed to have timely delivered an Acceptance Notice. If Tenant timely delivers a Rejection Notice, then the date Landlord receives such Rejection Notice will be deemed the “Arbitration Commencement Date” and the Market Rate will be determined as follows:

(i) Landlord and Tenant shall negotiate in good faith to try to agree upon the Market Rate for at least twenty (20) days following the Arbitration Commencement Date;

(ii) If Landlord and Tenant cannot agree on the Market Rate, then, within thirty (30) days after the Arbitration Commencement Date, Landlord and Tenant will select a “Qualified Appraiser” (defined below) to determine the Market Rate in accordance with the definition provided above. If Landlord and Tenant cannot agree upon a Qualified Appraiser within said thirty (30) day period, either Landlord or Tenant may elect to have the Qualified Appraiser appointed by the American Arbitration Association or its successor organization.

(iii) Within ten (10) days of when the Qualified Appraiser is appointed, Landlord and Tenant will each submit to the Qualified Appraiser its estimate of the Market Rate applicable to the Extension Term. If Landlord’s and Tenant’s submitted estimates are within five percent (5%) of each other, then the two estimates will be averaged together and the resulting amount will be the Market Rate applicable to the Extension Term. If Landlord’s submitted estimate of the Market Rate is more than five percent (5%) greater than Tenant’s submitted estimate, then the Market Rate for the Extension Term will be determined as follows: the Qualified Appraiser shall, within thirty (30) days of being appointed to serve hereunder, determine which of the Landlord’s or Tenant’s estimates most closely approximates the Market Rate and the estimate so selected shall be deemed to be the Market Rate for all purposes; provided, however, in no event will the Base Rent payable during the Extension Term be less than the Base Rent payable during the first year of the initial Term. The Qualified Appraiser must select either Landlord’s estimate or Tenant’s estimate and may not select an average of the two or any other amount. Landlord and Tenant each hereby covenants and agrees that the Market Rate determined in accordance with the foregoing procedures shall be binding upon each of them.

(iv) For purposes hereof, the term “Qualified Appraiser” shall mean and refer to a licensed real estate broker who: (x) has been actively involved in office leasing transactions over the previous ten (10) years in the market area in which the Premises are located; (y) has no personal stake or interest in the outcome of the appraisal; and (z) has not worked for either Landlord or Tenant in the previous five (5) years. The cost of the appraisal hereunder shall be borne equally by Landlord and Tenant.

(c) Termination. Tenant’s rights under this Section 3.4 shall automatically terminate: (i) in the event that Tenant does not timely and properly exercise the Extension Option; or (ii) if the Lease or Tenant’s right to possession of the Premises is terminated; or (iii) Tenant exercises any right to terminate the Lease or to reduce the Premises, or (iv) an assignment or a sublease of more than 60% of the Premises for substantially all of the then-remaining unelapsed Term occurs (other than a Permitted Transfer). Each of such termination events shall, at Landlord’s option, apply to terminate the Extension Option whether or not Tenant may have theretofore delivered an otherwise valid Extension Notice. Landlord may, at its option, waive any termination event.

(d) Conditions. Tenant’s exercise of the Extension Option is conditioned upon: (i) Tenant not being in Default at the time of exercise of the Extension Option and on the commencement date of the Extension Term, and (ii) Tenant or a Permitted Transferee must be in occupancy of at least seventy percent (70%) of the RSF within the Premises. Additionally, if all of such conditions are not satisfied on the day preceding the commencement of the Extension Term, then, at Landlord’s sole option, the Extension Notice shall be null and void, the Term shall not be extended and the Lease will expire upon the then scheduled Expiration Date.

(e) Prohibition on Assignment. Tenant’s rights under this Section 3.4 are personal to Tenant and may not be assigned or transferred, and any attempted assignment or transfer in violation of this restriction shall be null and void; provided, however, that (i) Tenant’s rights under this Section 3.4 shall inure to the benefit and may be exercised by a successor in interest to Tenant by merger or consolidation provided that such successor is a Permitted Transferee, and (ii) Tenant may assign its rights under this Section 3.4 to any Permitted Transferee to whom Tenant assigns all of its right, title and interest under this Lease. Any other attempted assignment or transfer by Tenant of its rights under the Section 3.4 shall be null and void and of no force and effect.

(f) Lease Amendment. Upon Tenant’s exercise of the Extension Option, and subject to the terms and conditions of this Section 3.4, the Term shall be extended for the Extension Term without the necessity of the execution of any further instrument or document, although if requested by Landlord or Tenant, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease in accordance with the provisions hereof; provided, however that Landlord’s failure to prepare or Tenant’s failure to execute such amendment shall not affect the validity of the exercise of the Extension Option or alter Tenant’s or Landlord’s obligations during the Extension Term as determined hereby.

(g) Time of Essence. With respect to all dates for exercising any rights and the performance of any obligations in connection with the exercise or implementation of the Extension Option, time shall be of the essence.

3.5 Delay in Delivery Date. If for any reason other than Tenant Delays (as defined below), the Delivery Date has not occurred by May 1, 2022, then in addition to the postponement of the Commencement Date, Tenant shall be entitled to a credit against Base Rent in the amount of $7,396.67 for each day from and including May 1, 2022, through the day immediately preceding the Delivery Date. A “Tenant Delay” means any delay in the completion of the Landlord’s Work arising from the negligent or willful acts or omissions of Tenant or Tenant’s agents, employees, or contractors, or Tenant’s failure to comply with any deadlines required under this Lease, including but not limited to plan review periods set forth in EXHIBIT F.

4.	RENT

4.1 Base Rent. Tenant shall prepay one (1) Month’s installment of Base Rent (as a portion of the Prepaid Rent) within two (2) business days after the Effective Date, to be applied against the Rent first due under this Lease. During the Term, Tenant shall pay all Base Rent in advance, in monthly installments, on the first (1st) day of each Month. Base Rent for any partial Month will be prorated. Notwithstanding the foregoing, during the first four (4) full Months of the Term, Base Rent shall be abated. If the Commencement Date occurs on a date other than the first day of a calendar month, then Base Rent for the initial partial Month shall be due and payable on the first day of the fifty (5th) full Month of the Term.

4.2 Additional Rent. Tenant’s obligation to pay Taxes and Expenses under this Section 4.2 is referred to in this Lease as “Additional Rent.” Tenant shall prepay one (1) Month’s installment of Additional Rent (as a portion of the Prepaid Rent) within two (2) business days after the Effective Date, to be applied against Additional Rent first due under this Lease.

(a) Taxes. For each calendar year during the Term, Tenant shall pay, in the manner described below, Tenant’s Share of Taxes paid or payable by Landlord for that calendar year. “Taxes” means the total costs incurred by Landlord for: (1) real and personal property taxes and assessments (including ad valorem and general or special assessments) levied on the Project and Landlord’s personal property used in connection with the Project; (2) margin taxes, and taxes on rents or other income derived from the Project that may be enacted after the Execution Date; (3) capital and place-of-business taxes; (4) taxes, assessments or fees in lieu of the taxes described in (1-3); and (5) the reasonable costs incurred to reduce the taxes described in (1-4). Taxes excludes federal income taxes and taxes paid under Section 4.3, any death taxes, gift, inheritance, and estate taxes, or interest (due to late payment) or penalties on any Taxes.

(b) Expenses. For each calendar year during the Term, Tenant shall pay in the manner described below Tenant’s Share of the Expenses paid or incurred by Landlord for that calendar year. “Expenses” means the total costs reasonably incurred by Landlord to operate, manage, administer, equip, secure, protect, repair, replace, refurbish, clean, maintain, decorate and inspect the Project, including a market fee to manage the Project not to exceed five percent (5%) of the gross revenue of the Project. Expenses that vary with occupancy will be calculated as if the Building is one hundred percent (100%) occupied and operating and all such services are provided to all tenants.

(1)	Expenses include, without limitation:

(A)	Standard Services provided under Section 6.1;

(B)	Repairs and maintenance performed under Section 7.2;

(C)	Insurance maintained under Section 9.2 (including deductibles paid);

(D)	Wages, salaries and benefits of personnel performing services typically performed by a property manager, to the extent they render services to the Project;

(E)	Costs of operating the Building amenities;

(F)	Amortization installments of costs required to be capitalized and incurred to:

(i)

Comply with laws, but only to the extent such compliance relates to laws which are amended, become effective, or are interpreted or enforced differently after the date of this Lease (“Government Mandated Expenses”); or

(ii)	Reduce other Expenses or the rate of increase in other Expenses (“Cost-Saving Expenses”).

(G)	A management fee as specified above in this Section 4.2(b).

(2)	Expenses exclude:

(A)	Taxes;

(B)	Mortgage payments (principal and interest), ground lease rent, and costs of financing or refinancing the Building;

(C)	Commissions, advertising costs, attorney’s fees and costs of improvements in connection with leasing space in the Building;

(D)

Costs reimbursed by insurance proceeds, warranties or guarantees, or by tenants of the Building (other than as Additional Rent or similar pass through provision in such other tenants’ leases) or any other third party;

(E)	Depreciation;

(F)	Except for the costs identified in Section 4.2(b)(1)(F), costs required to be capitalized according to sound real estate accounting and management principles, consistently applied;

(G)	Collection costs and legal fees paid in disputes with tenants;

(H)	Costs to maintain and operate the entity that is Landlord (as opposed to operation and maintenance of the Project);

(I)	Costs of performing additional services to or for tenants to any extent that such services exceed those provided by Landlord to Tenant without charge hereunder;

(J)	Amounts payable by Landlord for damages or which constitute a fine, interest, or penalty, including interest or penalties for any late payments of operating costs;

(K)

Costs representing an amount paid for services or materials to an affiliate of Landlord to any extent such amount exceeds the amount that would be paid for such services or materials at the then existing market rates to a person or entity that is not an affiliate of Landlord;

(L)	Bad debt loss, rent loss, or reserves for bad debts or rent loss;

(M)

Governmental charges, impositions, penalties or any other costs incurred by Landlord in order to clean-up, remediate, remove or abate any Hazardous Materials if such Hazardous Materials were installed or deposited in or on the Project in violation of then applicable law by Landlord or any third party (other than Tenant, its employees or agents) at any time or exist at the Building prior to the Delivery Date; and

(N)

Costs of work necessary to correct conditions not in compliance with any applicable laws as of the Delivery Date (taking into account any grandfathered code exception and based on then current interpretations of applicable laws).

(c) Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Expenses or Taxes for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants and retail space tenants of the Building, if applicable. The Expenses and Taxes within each such Cost Pool shall be allocated and charged (without duplication) to the tenants within such Cost Pool in an equitable manner.

(d) Amortization and Accounting Principles.

(1)

Each item of Government Mandated Expenses will be fully amortized in equal annual installments, with interest on the principal balance at the Amortization Rate, over the number of years, not to exceed ten (10), that Landlord reasonably projects the item of Expenses will be productive for its intended use, without replacement, but properly repaired and maintained.

(2)

Each item of Cost-Saving Expenses will be fully amortized in equal annual installments, with interest on the principal balance at the Amortization Rate, over the number of years that Landlord reasonably estimates for the present value of the projected savings in Expenses (discounted at the Amortization Rate) to equal the cost.

(3)

Any item of Expenses of significant cost that is not required to be capitalized but is unexpected or does not typically recur may, in Landlord’s discretion, be amortized in equal annual installments, with interest on the principal balance at the Amortization Rate, over a number of years determined by Landlord.

(4)	“Amortization Rate” means the prime rate of Citibank, N.A. (or a comparable financial institution selected by Landlord), plus three percent (3%).

(5)	Landlord will otherwise use sound real estate accounting and management principles, consistently applied, to determine Additional Rent.

(e) Estimates and Payments. Each calendar year, Landlord will reasonably estimate and advise Tenant in writing of Additional Rent that may be payable with respect to such calendar year. Tenant will pay the estimated Additional Rent in advance, in monthly installments, on the first day of each month, until the estimate is revised by Landlord. Landlord may reasonably revise its estimate during a calendar year and the monthly installments after the revision will be paid based on the revised estimate. The aggregate estimates of Additional Rent paid by Tenant in a calendar year is the “Estimated Additional Rent.” The Estimated Additional Rent for the 2021 calendar year is $17.00 per RSF. Without limiting Landlord’s other rights hereunder and at law, Additional Rent not paid within ten (10) days of when due shall be subject to the Late Charge set forth in Section 4.5 below.

(f) Settlement. As soon as practical after the end of each calendar year that Additional Rent is payable, Landlord will give Tenant a statement of the actual Additional Rent for the calendar year (“Statement”). The statement of the actual Additional Rent is conclusive, binds Tenant, and Tenant waives all rights to contest the statement, except for items of Additional Rent to which Tenant objects by giving written notice to Landlord (“Objection Notice”) within one hundred eighty (180) days after receipt of Landlord’s statement; however, Tenant’s objection will not relieve Tenant from its obligation to pay Additional Rent pending resolution of any objection. If the actual Additional Rent exceeds the Estimated Additional Rent for the calendar year, Tenant shall pay the underpayment to Landlord in a lump sum as Rent within thirty (30) days after receipt of Landlord’s statement of Additional Rent. If the Estimated Additional Rent exceeds the actual Additional Rent for the calendar year, then Landlord shall credit the overpayment against Rent next due or if the Lease has expired Landlord shall reimburse same to Tenant within thirty (30) days of delivery of such statement of Additional Rent.

(g) Tenant’s Audit Right. Provided that no Default (as defined below) then exists, if Tenant timely delivers an Objection Notice to Landlord, Tenant will have the right, at Tenant’s sole cost and expense, except as otherwise set forth below, to cause a Qualified Person (as defined below) to review supporting data for any portion of the Statement of annual Expenses delivered by Landlord in accordance with the procedure set forth below; however in no event may Tenant review or audit income tax records of Landlord or similar financial records related to Landlord as a business entity.

(i)

As part of the Objection Notice, Tenant shall deliver a written notice to Landlord specifying the portions of the Statement that are claimed to be incorrect. In no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under this Lease (including without limitation, Tenant’s obligation to make all payments of rent and all payments of Tenant’s Expenses) pending the completion of and regardless of the results of any review of records under this Section. The right of Tenant under this Section 4.2(g) may only be exercised once for any Statement, and any audit of Landlord’s records must be completed within one hundred twenty (120) days after when Tenant delivers the Objection Notice, subject to extension for Force Majeure. Landlord will reasonably cooperate with Tenant in connection with any audit. If Tenant fails to timely deliver an Objection Notice or to meet any of the other above conditions, the right of Tenant under this Section 4.2(g) for a particular Statement shall be deemed waived.

(ii)

Landlord will maintain its records for the Project at a location in Austin, Texas (or Landlord will make such records available in Austin, Texas). Except as otherwise set forth herein, Tenant agrees that any review of records under this Section 4.2(g) shall be at the sole expense of Tenant and shall be conducted by a Qualified Person. Tenant acknowledges and agrees that any records reviewed under this Section 4.2(g) constitute confidential information of Landlord, which shall not be disclosed to anyone other than the Qualified Person performing the review, the principals of Tenant who receive the results of the review, Tenant’s employees, or in connection with any legal action between Tenant and Landlord or in connection with which Tenant is compelled to make such disclosure by a court of competent jurisdiction.

(iii)

Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by a Qualified Person, at Landlord’s sole cost. In the event of a disagreement between the two (2) reviews, the two (2) Qualified Persons who conducted Landlord’s and Tenant’s reviews shall jointly designate a third (3rd) Qualified Person, the cost of which shall be split evenly between Landlord and Tenant (except as otherwise indicated in this Lease), to conduct a review of Landlord’s records. The review of such third (3rd) Qualified Person shall be deemed correct and binding upon the parties. In the event that the final results of such review of Landlord’s records reveal that Tenant has overpaid obligations for the preceding period, the amount of such overpayment shall be credited against Tenant’s subsequent installment obligations to pay the estimated Expenses. If Tenant has overpaid by more than five percent (5%), Landlord shall pay the reasonable out-of-pocket cost of the review of Landlord’s records by Tenant’s Qualified Person and the reasonable out-of-pocket cost of the review of Landlord’s records by the third (3rd) Qualified Person. If the third (3rd) Qualified Person determines that Landlord did not overstate Expenses, then Tenant shall pay the reasonable out-of-pocket cost of the review of Landlord’s records by Landlord’s Qualified Person and the reasonable out-of-pocket cost of the review of Landlord’s records by the third (3rd) Qualified Person. If this Lease has expired, Landlord shall return the amount of such overpayment to Tenant within thirty (30) days after such reviews have been made. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord within thirty (30) days after such review is made. A “Qualified Person” means an accountant or other person experienced in accounting for income and expenses of office projects engaged solely on terms which do not entail any compensation based or measured in any way upon any savings in rent or reduction in Expenses achieved through the inspection process.

4.3 Other Taxes. Upon demand, Tenant will reimburse Landlord for taxes paid by Landlord on (a) Tenant’s Personal Property, (b) Rent, (c) Tenant’s occupancy of the Premises, or (d) this Lease. If Tenant cannot lawfully reimburse Landlord for these taxes, then to the extent not prohibited by applicable law, the Base Rent will be increased to yield to Landlord the same amount after these taxes were imposed as Landlord would have received before these taxes were imposed.

4.4 Terms of Payment. “Rent” means all amounts payable by Tenant under this Lease and the Exhibits, including without limitation Base Rent, Additional Rent, and charges for any Additional Services (as defined in Section 6.2). If a time for payment of an item of Rent is not specified in this Lease, then Tenant will pay such item of Rent within thirty (30) days after receipt of Landlord’s statement or invoice. Unless otherwise provided in this Lease, Tenant shall pay Rent without notice, demand, deduction, abatement or setoff, in lawful U.S. currency, at Landlord’s Billing Address. Neither Landlord’s failure to send an invoice nor Tenant’s failure to receive an invoice for Base Rent (and installments of Estimated Additional Rent) will relieve Tenant of its obligation to timely pay Base Rent (and installments of Estimated Additional Rent). Each partial payment by Tenant shall be deemed a payment on account; and, no endorsement or statement on any check or any accompanying letter shall constitute an accord and satisfaction, or affect Landlord’s right to collect the full amount due. No payment by Tenant to Landlord will be deemed to extend the Term or render any notice, pending suit or judgment ineffective. By notice to the other, each party may change its Billing Address.

4.5 Late Payment. If Landlord does not receive any item of Rent within five (5) days of when due, including without limitation Base Rent, Additional Rent, and charges for any Additional Services, then Tenant shall pay Landlord a “Late Charge” of five percent (5%) of the overdue amount. Notwithstanding the foregoing, the first occurrence of any delinquent payment by Tenant under this Lease in any twelve (12) month period shall give rise to a late charge only if Tenant fails to cure such delinquency within five (5) business days after written notice from Landlord thereof. Tenant agrees that the Late Charge is not a penalty, and will compensate Landlord for costs not contemplated under this Lease that are impracticable or extremely difficult to fix. Landlord’s acceptance of a Late Charge does not waive any Tenant default arising from such late payment.

4.6 Waiver of Tenant Rights and Benefits Under Section 93.012, Texas Property Code. Landlord and Tenant are knowledgeable and experienced in commercial leasing transactions and agree that the provisions of this Lease for determining all charges, amounts, and Additional Rent payable by Tenant (including, without limitation, payments under this Section 4.6), are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. Accordingly, Tenant voluntarily and knowingly waives all rights and benefits of a tenant under Section 93.012, Texas Property Code, as such section now exists or as may be hereafter amended or succeeded. Nothing contained in this waiver however is intended to limit or impair, except as otherwise expressly set forth in this Lease to the contrary, any other remedy available to Tenant under the Lease or at law or in equity (other than Section 93.012, Texas Property Code). In addition, nothing in this Section 4.6 shall constitute a waiver of Tenant’s right to dispute and/or initiate a claim disputing Landlord’s methods of calculating or determining Expenses and/or Landlord’s calculation or determination of Additional Rent.

5.	USE & OCCUPANCY

5.1 Use. Tenant shall use and occupy the Premises only for the Use. Landlord does not represent or warrant that the Project is suitable for the conduct of Tenant’s particular business. Landlord advises Tenant that any modifications to the Base Building or other alterations or equipment that may be necessary (as determined by Landlord) to accommodate a density level of more than one person per every 250 rentable square feet (the “Density Standard”) in any portion of the Premises will be Tenant’s responsibility (e.g., increased HVAC and electrical loads), whenever occurring throughout the initial Term or Extension Term, as applicable.

5.2 Compliance with Laws and Directives.

(a) Tenant’s Compliance. Subject to the remaining terms of this Lease, Tenant shall comply at Tenant’s expense with all directives of Landlord’s insurers or laws concerning:

(1)

The Leasehold Improvements (except that Landlord shall be responsible for making any required structural changes or changes to the Building’s life safety system unless such required changes arise from Tenant’s occupancy of the Premises in excess of the Density Standard) and Alterations,

(2)	Tenant’s use or occupancy of the Premises,

(3)	Tenant’s employer/employee obligations,

(4)	A condition created by Tenant,

(5)	Tenant’s or its invitees’ failure to comply with this Lease,

(6)	The negligence of Tenant, its agents, contractors, employees, servants, invitees, vendors, licensees or Tenant’s Affiliates, or

(7)

Any chemical wastes, contaminants, pollutants or substances that are hazardous, toxic, infectious, flammable or dangerous, or regulated by any local, state or federal statute, rule, regulation or ordinance for the protection of health or the environment (“Hazardous Materials”) that are introduced to the Project, handled or disposed by Tenant or its Affiliates, or any of their contractors.

(b) Landlord’s Compliance. Subject to the remaining terms of this Lease, Landlord shall comply at Landlord’s cost with all directives of Landlord’s insurers or laws concerning the Project other than those that are Tenant’s obligation under Section 5.2(a). The costs of compliance under this Section 5.2(b) will be included in Expenses to the extent allowed under Section 4.2.

5.3 Occupancy. Tenant shall not interfere with Building services or other tenants’ rights to quietly enjoy their respective premises or the Common Areas. Tenant shall not make or continue any nuisance, including any objectionable odor, noise, fire hazard, vibration, or wireless or electromagnetic transmission. Tenant will not maintain any Leasehold Improvements or use the Premises in a way that increases the cost of insurance required under Section 9.2, or requires insurance in addition to the coverage required under Section 9.2.

5.4 Prohibited Persons and Transactions. Tenant represents and warrants to Landlord that (a) Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control (the “OFAC”) of the Department of the Treasury (including those named on the OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order No. 13224 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism (the “Executive Order”)), or other governmental action relating thereto; and (b) Tenant is not, and will not be, a person with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act), H.R. 3152, Public Law 107-56 and the Executive Order and regulations promulgated thereunder and including persons and entities named on the OFAC Specially Designated Nations and Blocked Persons List.

5.5 Green Building Requirements. Tenant shall faithfully observe and comply with all of the green building requirements set forth in EXHIBIT G to this Lease.

6.	SERVICES & UTILITIES

6.1 Standard Services.

(a) Standard Services Defined. “Standard Services” means:

(1)

Heating, ventilation and air-conditioning (“HVAC”) for the interior Common Areas and Premises in an amount determined by Tenant, with Tenant having the right and ability to control such HVAC services upon demand, subject to reimbursable costs addressed Section 6.2(a).

(2)	Water from the public utility for use in Common Area rest rooms and in the Premises;

(3)

Janitorial services to the Premises and interior Common Areas five (5) days a week, except Holidays, to the extent reasonably determined by Landlord; as used herein, the term “Holidays” shall mean New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and other legal holidays commonly observed in similar class office buildings in the locale of the Building;

(4)

Access to the Premises and the Amenity Center (by at least one (1) passenger elevator if not on the ground floor), subject to Building rules and regulations, Landlord’s security procedures, and events of emergency, fire or other casualties;

(5)	Building standard bulbs are provided to Tenant (specialty bulbs will be billed to Tenant as set forth in Section 6.2 below);

(6)	Labor to replace fluorescent tubes and ballasts or LED bulbs, tubes and ballasts in Building Standard light fixtures in the Premises; and

(7)

Electricity from Landlord’s selected provider(s) for lighting in the Common Areas and to the Premises in amounts reasonably determined by Landlord for lighting and the operation of machines and equipment typically used in connection with general office use (e.g., copiers).

(b) Standard Services Provided. During the Term, Landlord shall provide the Standard Services to Tenant. The cost of the Standard Services shall be included in Expenses. Landlord is not responsible for any inability to provide Standard Services due to either: the concentration of personnel or equipment in the Premises; or Tenant’s use of equipment in the Premises that is not customary office equipment, has special cooling requirements, or generates heat.

6.2 Additional Services. “Additional Services” means utilities or services in excess of the Standard Services set forth in Section 6.1. Tenant shall not use any Additional Services without Landlord’s prior written consent. If Landlord so consents, any such Additional Services shall be subject to the terms and conditions of this Section 6.2. Tenant agrees to pay for any Additional Services within thirty (30) days after receipt of an invoice or statement from Landlord. If Tenant fails to timely pay for any Additional Services, in addition to Landlord’s other remedies under the Lease including application of the Late Charge set forth in Section 4.5, Landlord may discontinue the Additional Services.

(a) HVAC. Tenant shall have the right to control the delivery of HVAC to the Premises at any time as Tenant elects. The HVAC system will be monitored by Landlord, and if Tenant has HVAC delivered to the Premises in excess of 80 hours per week (the “HVAC Threshold”), Tenant shall pay to Landlord a fee of $20.00 per hour in excess of the HVAC Threshold. Landlord shall invoice Tenant quarterly for such excess usage.

(b) Lighting. Landlord will furnish non-Building Standard lamps, bulbs, ballasts and starters that are part of the Leasehold Improvements for purchase by Tenant at Landlord’s cost. Landlord will install non-Building Standard lighting items at Landlord’s actual cost.

(c) Other Utilities and Services. Tenant will pay as Rent the actual cost of utilities or services (other than lighting addressed in Section 6.2(b)) either used by Tenant or provided at Tenant’s request in excess of that provided as part of the Standard Services. Tenant’s excess consumption may be estimated by Landlord unless either Landlord requires or Tenant elects to install Building Standard meters to measure Tenant’s consumption.

(d) Additional Systems and Metering. Landlord may require Tenant, at Tenant’s expense, to upgrade or modify existing Mechanical Systems serving the Premises or the Leasehold Improvements to the extent necessary to meet Tenant’s excess requirements (including installation of Building Standard meters to measure the same).

(e) Scheduled Rates. Landlord reserves the right, in its reasonable discretion, upon prior notice to Tenant, to periodically increase or otherwise adjust the rates charged for Additional Services to reflect an increase or other adjustment in the rates paid by Landlord to the applicable third party provider(s).

6.3 Alternate Electrical Billing. Landlord may elect at any time during the Term, and continuing for the remainder of the Term, to separately meter Tenant’s total consumption of electricity in the Premises, including lighting and convenience outlets. If Landlord so elects, then Landlord shall notify Tenant of such election and in lieu of including consumption of electricity of tenanted premises in Expenses, Tenant shall pay to Landlord as Rent the actual cost of Tenant’s electricity consumption.

6.4 Telecommunications Services. Tenant will contract directly with third party providers and will be solely responsible for paying for all telephone, data transmission, video and other telecommunication services (“Telecommunication Services”) subject to the following:

(a) Providers. Each Telecommunications Services provider that does not already provide service to the Building shall be subject to Landlord’s reasonable approval. Without liability to Tenant, the license of any Telecommunications Services provider servicing the Building may be terminated by Landlord under the terms of the license, or not renewed upon the expiration of the license. Landlord hereby approves Comcast as a Telecommunications Services provider.

(b) Intentionally Omitted

(c) Tenant Sole Beneficiary. This Section 6.4 is solely for Tenant’s benefit, and no one else shall be considered a third party beneficiary of these provisions.

(d) Removal of Equipment. Any and all telecommunications equipment and other facilities for telecommunications transmission (including, without limitation, all wires, cables, fibers, equipment, and connections for Tenant’s Telecommunications Services (“Tenant’s Wiring”)) and any special equipment installed in the Premises or elsewhere in the Project by or on behalf of Tenant shall be removed prior to the expiration or earlier termination of the Term at Landlord’s sole and absolute discretion and by Tenant at its sole cost or, at Landlord’s election, by Landlord at Tenant’s sole cost, with the cost thereof to be paid as Additional Rent. Landlord shall have the right, however, upon written notice to Tenant given no later than thirty (30) days prior to the expiration or earlier termination of the Term, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against Rent, any or all of Tenant’s Wiring and related infrastructure, or select components thereof, whether located in the Premises or elsewhere in the Project.

6.5 Interruption of Services.

(a) Without breaching this Lease, Landlord may:

(1)	Comply with laws or voluntary government or industry guidelines concerning the services to be provided by Landlord or obtained by Tenant under this Article 6;

(2)	Interrupt, limit or discontinue the services to be provided by Landlord or obtained by Tenant under this Article 6 as may be reasonably required during an emergency or Force Majeure event; or

(3)

If Landlord gives Tenant reasonable prior notice and uses commercially reasonable efforts not to disturb Tenant’s use of the Premises for the Use, interrupt, limit or discontinue the services to be provided by Landlord or obtained by Tenant under this Article 6 to repair and maintain the Project under Section 7.2.

(b) Abatement for Interruption of Standard Services. If all or a part of the Premises is untenantable because of an interruption in a utility service that prevents Landlord from providing any of the Standard Services for more than seven (7) consecutive days, then from the eighth (8th) consecutive day of interruption until the Standard Services are restored, Landlord shall abate Tenant’s Base Rent and Additional Rent, subject to the following:

(1)	Landlord will only abate Base Rent and Additional Rent to the extent the Premises are untenantable and not actually used by Tenant to conduct business; and

(2)

either (i) the interruption of Standard Services is within Landlord’s reasonable control to remedy, or (ii) if the interruption of Standard Services is outside Landlord’s reasonable control, Base Rent and Additional Rent will be abated only to the extent the abated Base Rent and Additional Rent is (or would be) covered by insurance Landlord is required to maintain under Section 9.2.

(c) No Other Liability. Except as provided under Section 6.5(b), Landlord will not be liable in any manner for any interruption in services to be provided by Landlord or obtained by Tenant under this Article 6 (including damage to Tenant’s Personal Property, consequential damages, actual or constructive eviction, or abatement of any other item of Rent).

6.6 Recycling. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of the jurisdiction in which the Building is located and of the federal, municipal, and local governments, departments, commissions, agencies and boards having jurisdiction over the Building to the extent that they or this Lease impose on Tenant duties and responsibilities regarding the collection, sorting, separation, and recycling of trash. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Section 6.6, and, at Tenant’s sole cost and expense, shall indemnify, defend and hold Landlord harmless (including legal fees and expenses) from and against any actions, claims, and suits arising from such noncompliance, using counsel reasonably satisfactory to Landlord, except to the extent caused by the gross negligence or willful misconduct of Landlord or any of its employees or agents.

7.	REPAIRS

7.1 Tenant’s Repairs. Except as provided in Articles 10 and 12 hereof, during the Term Tenant shall, at Tenant’s cost, repair and maintain (and replace, as necessary) the Leasehold Improvements and keep the Premises in good order and condition, excluding the Base Building. Tenant shall be responsible for the costs to repair (and replace, as necessary) any portion of the Project damaged by Tenant or Tenant’s agents, contractors, employees, subtenants or invitees. Tenant’s work under this Section 7.1 (a) is subject to the prior approval and supervision of Landlord, including without limitation, Landlord’s approval of all contractors and subcontractors performing the work, (b) must be performed in compliance with laws and Building rules and regulations, and (c) must be performed in a first-class, lien free and workmanlike manner, using materials not less than Building Standard.

7.2 Landlord’s Repairs. Except as provided in Articles 10 and 12 hereof, during the Term Landlord shall, at Landlord’s cost (but included as Expenses to the extent provided in Section 4.2) repair and maintain (and replace, as necessary) all parts of the Project that are not Tenant’s responsibility to repair and maintain under Section 7.1 (or any other tenant’s responsibility under their respective lease) and keep the Project in good order and condition according to the standards prevailing for comparable office buildings in the area in which the Building is located. Except as provided in Section 7.3, Tenant may not repair or maintain the Project on Landlord’s behalf or offset any Rent for any repair or maintenance of the Project that is undertaken by Tenant. Except as provided in Section 7.3, nothing contained herein grants Tenant the right to perform any maintenance or repair work which is Landlord’s obligation under this Section 7.2.

7.3 Tenant’s Self-Help Right. In the event Landlord fails to commence the repair of the Project as required by Section 7.2, which failure to commence the repair(s) continues at the end of thirty (30) days following receipt by Landlord and any Encumbrance holder (provided Tenant has been provided written notice of the address of such Encumbrance holder) of written notice from Tenant stating with particularity the nature of the required repair (a “Repair Action”) (except (i) in the event of an emergency, in which case no prior notice from Tenant is required, and (ii) if the failure to perform the repair will have a material adverse effect on Tenant’s conduct of its business operations in the Premises (e.g., the failure of the air conditioning system during the summer), in which case only forty-eight (48) hours’ notice shall be required), then, provided Tenant has delivered an additional five (5) business days’ notice to Landlord specifying in 12 point boldface type on the first page of such notice (or it shall not be deemed validly given to Landlord) the following, “YOUR FAILURE TO COMMENCE THE REPAIR ACTION SET FORTH IN THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL ENTITLE THE UNDERSIGNED TO REPAIR SUCH ITEM AT LANDLORD’S EXPENSE WITHOUT FURTHER NOTICE,” and Landlord or such Encumbrance holder has failed to commence the Repair Action within such five (5) business day period, Tenant may proceed with taking such Repair Action (provided, however, that such additional five (5) business day notice shall not be required in the event of an emergency situation that poses an imminent and significant risk of injury to persons or material damage to property or if the failure to perform the repair will have a material adverse effect on Tenant’s conduct of its business operations in the Premises). In the event Tenant takes such Repair Action, Tenant shall use commercially reasonable efforts to use those contractors used by Landlord in the construction of the Project (provided they were identified to Tenant in a writing given to Tenant by Landlord prior to the additional five (5) business day notice concerning such Repair Action for the applicable required work) unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified, licensed and bondable contractor which normally and regularly performs similar work on similar buildings in Austin, Texas. Landlord shall pay to Tenant the out-of-pocket direct cost of such cure within thirty (30) days following Landlord’s (and, if Tenant has been given prior written notice of the address of any Encumbrance holder, such Encumbrance holder’s) receipt of Tenant’s demand therefor, then Tenant may provide to Landlord and such Encumbrance holder a second written demand therefor (“Second Demand”) which contains the following phrase on the first page of the notice in all capital letters and boldface type (or it shall not be deemed validly delivered to Landlord): “YOUR FAILURE TO REIMBURSE TENANT AS REQUIRED HEREIN WITHIN TEN (10) DAYS SHALL ENTITLE THE UNDERSIGNED TO EXERCISE CERTAIN OFFSET RIGHTS AS SET FORTH IN THE LEASE WITHOUT FURTHER NOTICE.” If Landlord fails to pay to Tenant the amount due to Tenant within ten (10) days following Landlord’s receipt of the Second Demand, then Tenant may offset up to twenty-five percent (25%) from the next installment(s) of Base Rent coming due under this Lease until such time as the full amount owed by Landlord to Tenant has been recovered by Tenant. Tenant shall comply with the other terms and provisions of this Lease if Tenant takes the Repair Action, except that Tenant is not required to obtain Landlord’s consent for such repairs.

8.	ALTERATIONS

8.1 Alterations by Tenant. “Alterations” means any modifications, additions or improvements to the Premises or Leasehold Improvements made by Tenant during the Term, including modifications to the Base Building or Common Areas required by law as a condition of performing the work. Alterations do not include tenant improvements made under any Work Letter attached to this Lease. Alterations are made at Tenant’s sole cost and expense, subject to the following:

(a) Consent Required. All Alterations require Landlord’s prior written consent. If a Design Problem (as such term is defined below) exists, Landlord may withhold its consent in Landlord’s sole and absolute discretion; otherwise, Landlord will not unreasonably withhold its consent. In either case, Landlord may condition its consent to any item of Alterations on the requirement that Tenant remove this item of Alterations upon termination of this Lease, except to the extent that such Alterations constitute normal and customary office improvements. “Design Problem” means a condition that results, or will result, from Alterations that are proposed, being performed or have been completed that either:

(1)	Do not comply with laws;

(2)	Do not meet or exceed the Building Standard;

(3)	Exceed the capacity, adversely affects, is incompatible with, or impairs Landlord’s ability to, or increases the cost to Landlord to, maintain or operate the Base Building;

(4)	Affect the exterior appearance of the Building or Common Areas;

(5)	Violate any agreement affecting the Project;

(6)	Cost more to demolish than Building Standard improvements;

(7)	Violate any insurance regulations or standards for a fire-resistive office building; or

(8)	Locate any equipment or Tenant’s Wiring on the roof of the Building or in Common Areas.

(b) No Consent Required. Notwithstanding the foregoing, Tenant may make Alterations without obtaining Landlord’s prior written consent and without payment of an Alterations Fee, provided that Tenant gives Landlord reasonable prior written notice of same and further provided that such Alterations (1) are purely cosmetic in nature or non-structural (including painting, carpeting and the installation of floor covering or wall covering and the installation and/or removal of non-structural walls or partitions), (2) will not constitute or give rise to a Design Problem, (3) cost less than Fifty Thousand Dollars ($50,000) in any one instance and One Hundred Thousand Dollars ($100,000) in the annual aggregate, and (4) do not require a governmental permit of any kind.

(c) Performance of Alterations. Alterations shall be performed by Tenant in accordance with all laws, in good and workman-like manner, and in accordance with plans and specifications approved by Landlord. Approval by Landlord of any such plans and specifications shall not be a representation or warranty of Landlord that such plans and specifications are adequate for any use, purpose, or condition, or that such plans and specifications comply with any applicable law or code. Tenant may not permit any liens to be filed against the Project or Tenant’s leasehold interest in connection with any Alterations, and if any such liens are filed then Tenant must cause the same to be released or bonded over within twenty (20) days after receipt of notice that the same have been filed. All Alterations shall comply with law and insurance requirements, including, without limitation, the Americans with Disabilities Act of 1990, and any regulations issued thereunder, as the same may be amended from time to time (“ADA”). In addition, all Alterations must be constructed in strict compliance with the green building requirements set forth in EXHIBIT G. Landlord’s designated contractors must perform Alterations affecting the Base Building or Mechanical Systems; and, all other work will be performed by qualified contractors that meet Landlord’s insurance requirements and are otherwise approved by Landlord. Promptly after completing any Alterations, Tenant will deliver to Landlord “as-built” CAD plans, proof of payment, a copy of the recorded notice of completion, and all unconditional lien releases.

(d) Intentionally Omitted.

(e) Alterations Fee. Tenant shall pay to Landlord as Rent four percent (4%) of the total construction costs of the Alterations to cover review of Tenant’s plans and construction coordination by its own employees. In addition, Tenant shall reimburse Landlord for the actual cost that Landlord reasonably incurs to have engineers, architects or other professional consultants review Tenant’s plans and work in progress, or inspect the completed Alterations.

8.2 Alterations by Landlord. Landlord may make any modifications, additions, renovations or improvements to the Common Areas or to any portion of the Building outside the Premises that Landlord reasonably deems appropriate, provided Landlord uses commercially reasonable efforts to avoid disrupting Tenant’s business or interfering with access to or Tenant’s use of the Premises.

8.3 Liens and Disputes. Tenant will keep title to the Land and Building free of any liens concerning the Leasehold Improvements (except that Landlord shall be responsible for the removal of any liens concerning the Tenant Improvements), Alterations, or Tenant’s Personal Property, and will take whatever action is required to have any of such liens released and removed of record within twenty (20) days after the filing thereof (including, as necessary, posting a bond or other deposit). To the extent legally permitted, each contract and subcontract for Alterations will provide that no lien attaches to or may be claimed against the Project other than Tenant’s leasehold interest in the Premises.

9.	INSURANCE

9.1 Tenant’s Insurance.

(a) Tenant’s Coverage. Before taking possession of the Premises for any purpose (including construction of tenant improvements, if any) and during the Term, Tenant will provide and keep in force the following coverage:

(1)

Commercial general liability insurance insuring Tenant’s use and occupancy of the Premises and Common Areas, and covering personal and bodily injury, death, and damage to others’ property of not less than Three Million Dollars ($3,000,000) per occurrence and Five Million Dollars ($5,000,000) general aggregate. Each of these policies shall include cross liability and severability of interests clauses, and be written on an occurrence, and not claims-made, basis. Each of these policies shall cover Landlord, the Building property manager, each secured lender, and any other party reasonably designated by Landlord as an additional insured (“Additional Insured”). Tenant may satisfy the required limits of this Section 9.1(a)(1) using a combination of primary commercial general liability insurance and umbrella excess insurance.

(2)

Causes of loss – special form commercial property insurance (including standard extended coverage endorsement perils, leakage from fire protective devices and other water damage) covering the full replacement cost of the Leasehold Improvements. Each of these policies shall cover

Landlord and each Additional Insured as loss payee to the extent of their interest in the Leasehold Improvements. Each of these policies shall include a provision or endorsement in which the insurer waives its right of subrogation against Landlord, Landlord’s Affiliates, and each Additional Insured.

(3)

Business interruption insurance including leasehold interest coverage for Tenant’s loss of income or insurable gross profits and covering continuation of rents during any time the Premises is untenantable, with a limit not less than Tenant’s annual Rent. Such coverage may be included in insurance covering the perils described in Section 9.1(a)(2). Each of these policies shall include a provision or endorsement in which the insurer waives its right of subrogation against Landlord, Landlord’s Affiliates, and each Additional Insured.

(4)

If applicable, Tenant shall maintain boiler and machinery or equipment breakdown insurance covering property damage to the Premises and to the major components of any central heating, air conditioning or ventilation systems, and such other equipment as Landlord may require. The policy shall include coverage for business interruption due to mechanical equipment malfunctions, including expediting and extra expense, in an amount usual and customary for similar risks, or as determined by Landlord. Unless the insurance required in Section 9.1(a)(2), (3) and (8) is provided on a single policy, a Joint Loss Agreement between separate policies must be provided on each policy.

(5)	Insurance required by law.

(6)	Employers liability insurance with limits not less than One Million Dollars ($1,000,000).

(7)	Intentionally Omitted.

(8)

Insurance covering the Tenant Improvements and Tenant’s Personal Property against loss or damage due to earthquake, flood and difference in conditions. Tenant may elect to self-insure this coverage. If Tenant does not elect to self-insure this coverage, then each of these policies shall name Landlord and each Additional Insured as loss payee to the extent of their interest in the Leasehold Improvements.

(b) Insurers and Terms. Each policy required under Section 9.1(a) shall be written with insurance companies licensed to do business in the state in which the Building is located, with A.M. Best’s rating of A VIII or better, and be on terms that are acceptable to Landlord.

(c) Proof of Insurance. Tenant shall provide Landlord with certificates of insurance or other reasonable proof that the coverage required under Section 9.1(a) is in effect. Tenant will provide reasonable proof of the existence of any policy within thirty (30) days after the effective date of such policy.

9.2 Landlord’s Insurance.

(a) Landlord’s Coverage. During the Term, Landlord will keep in force the following coverage:

(1)

Commercial general liability insurance insuring the use and occupancy of the Building and Common Areas, and covering personal and bodily injury, death, and damage to others’ property of not less than Three Million Dollars ($3,000,000) per occurrence and Five Million Dollars ($5,000,000) general aggregate.

(2)

Causes of loss – special form commercial property insurance (including standard extended coverage endorsement perils, leakage from fire protective devices and other water damage) covering the full replacement cost of the Project improvements (excepting the Leasehold Improvements to be insured by Tenant). Each of these policies shall include a provision or endorsement in which the insurer waives its right of subrogation against Tenant.

(3)	Boiler and machinery or equipment breakdown insurance.

(4)	Other insurance that Landlord elects to maintain and that is typically maintained by other institutional owners that own similar buildings in Austin, Texas.

(b) Terms. Each of the policies required under Section 9.2(a) will have those limits, deductibles, retentions and other terms that Landlord reasonably and prudently determines.

10.	DAMAGE OR DESTRUCTION

10.1 Damage and Repair. If the Leasehold Improvements, Premises or Building is damaged by fire or other casualty, then the parties will proceed as follows:

(a) Landlord’s Estimates. As soon as reasonably practicable under the circumstances including the scope of the casualty, Landlord will assess any damage to the Premises and Building (but not the Leasehold Improvements) and notify Tenant of Landlord’s reasonable estimate of the time required to substantially complete repairs and restoration of the Premises and Building (but not the Leasehold Improvements) (“Repair Estimate”). Within thirty (30) days after the later of the issuance of the Repair Estimate or receipt of any denial of coverage or reservation of rights from Landlord’s insurer, each party may terminate the Lease by written notice to the other on the following conditions:

(1)	Landlord may elect to terminate this Lease if either:

(A)	The damage occurs during the last year of the Term, or

(B)	The Repair Estimate exceeds two hundred ten (210) days, or

(C)

The repair and restoration is not fully covered by insurance maintained or required to be maintained by Landlord (subject only to those deductibles or retentions Landlord elected to maintain) or Landlord’s insurer denies coverage or reserves its rights on coverage or any mortgagee of the Building requires that insurance proceeds be applied to the indebtedness secured by its mortgage.

(2)	Tenant may elect to terminate this Lease if the Repair Estimate exceeds two hundred ten (210) days or the damage occurs during the last year of the Term.

(b) Repair and Restoration. If neither party terminates the Lease under Section 10.1(a), then the Lease shall remain in full force and effect and the parties will proceed as follows:

(1)

Tenant shall promptly turn over to Landlord all proceeds of Tenant’s Insurance payable due to the casualty event, and so long as such proceeds are adequate to repair and restore the Tenant Improvements, Landlord will repair and restore the Premises and/or the Building, as applicable (including the Leasehold Improvements) to substantially the same condition existing prior to such damage, except for modifications required by law. Landlord will perform such work reasonably promptly, subject to delay for loss adjustment and Force Majeure.

(2)	Intentionally Omitted.

(3)	Tenant may not terminate this Lease if the actual time to perform the repairs and restoration exceeds the Repair Estimate by less than thirty (30) days.

10.2 Intentionally Deleted.

11. INDEMNITY

11.1 Claims. “Claims” means any and all liabilities, losses, claims, demands, damages, injuries, actions or causes of action, or expenses that are suffered or incurred by a party, including attorneys’ fees reasonably incurred by that party in the defense or enforcement of the rights of that party.

11.2 Tenant’s Indemnity.

(a) Landlord’s Waivers. LANDLORD WAIVES ANY CLAIMS AGAINST TENANT AND ITS AFFILIATES FOR PERILS INSURED OR REQUIRED TO BE INSURED BY LANDLORD UNDER SUBSECTIONS (2) AND (3) OF SECTION 9.2(a), WHICH WAIVER WILL APPLY EVEN IF A CLAIM IS CAUSED IN WHOLE OR IN PART BY THE SOLE NEGLIGENCE, ORDINARY NEGLIGENCE OR STRICT LIABILITY OF TENANT OR ITS AFFILIATES (IT BEING THE EXPRESS INTENT OF LANDLORD AND TENANT TO SHIFT THE RISK OF LIABILITY FOR SUCH CLAIMS TO THE INSURER).

(b) Claims Against Landlord. Unless waived by Landlord under Section 11.2(a) above, Tenant will indemnify and defend (with counsel reasonably approved by Landlord) Landlord and its Affiliates and hold each of them harmless from and against Claims arising from:

(1)	Any accident or occurrence on or about the Premises, except to the extent caused by the negligence or willful misconduct of Landlord or its Affiliates;

(2)	Tenant’s or any of its Affiliates’ negligence or willful misconduct or that of their agents, contractors, employees or invitees;

(3)	Tenant’s default of this Lease; or

(4)	Any claim for commission or other compensation by any person other than Landlord’s Broker, if any, for services rendered to Tenant in procuring this Lease.

11.3 Landlord’s Indemnity.

(a) Tenant’s Waivers. TENANT WAIVES ANY CLAIMS AGAINST LANDLORD AND ITS AFFILIATES FOR:

(1)

PERIL INSURED OR REQUIRED TO BE INSURED BY TENANT UNDER SUBSECTIONS (2), (3) AND (8) OF SECTION 9.1(a), WHICH WAIVER WILL APPLY EVEN IF A CLAIM IS CAUSED IN WHOLE OR IN PART BY THE SOLE NEGLIGENCE, ORDINARY NEGLIGENCE OR STRICT LIABILITY OF LANDLORD OR ITS AFFILIATES (IT BEING THE EXPRESS INTENT OF LANDLORD AND TENANT TO SHIFT THE RISK OF LIABILITY FOR SUCH CLAIMS TO THE INSURER), AND

(2)	DAMAGE CAUSED BY ANY PUBLIC UTILITY, PUBLIC WORK, OTHER TENANTS OR OCCUPANTS OF THE PROJECT, OR PERSONS OTHER THAN LANDLORD.

(b) Claims against Tenant. Unless waived by Tenant under Section 11.3(a) above, Landlord will indemnify and defend Tenant (with counsel reasonably approved by Tenant) and its Affiliates and hold each of them harmless from and against Claims arising from:

(1)	Landlord’s or any of its Affiliates’ negligence or willful misconduct.

11.4 Affiliates Defined. “Affiliates” means with respect to a party (a) that party’s partners, members, shareholders and joint venturers, (b) each corporation or other entity that is a parent or subsidiary of that party, (c) each corporation or other entity that is controlled by or under common control of a parent of such party, and (d) the directors, officers, managers, employees and agents of that party and each person or entity described in this Section 11.4(a) through (c).

11.5 Survival of Waivers and Indemnities. Landlord’s and Tenant’s waivers and indemnities under Section 11.2 and 11.3 will survive the expiration or early termination of this Lease.

12.	CONDEMNATION

12.1 Taking. “Taking” means the acquiring of all or part of the Project for any public or quasi-public use by exercise of a right of eminent domain or under any other law, or any sale in lieu thereof. If a Taking occurs:

(a) The Lease will terminate as of the date of a Taking if substantially all of the Premises becomes untenantable for substantially all of the remaining Term because of the Taking.

(b) If the Lease is not terminated under Section 12.1(a), Landlord shall restore or alter the Premises after the Taking to be tenantable, unless Landlord reasonably determines that it will be uneconomical to do so, in which case Landlord may terminate the Lease upon sixty (60) days prior written notice to Tenant.

(c) If the Lease is not terminated under Section 12.1(a), more than twenty percent (20%) of the Premises is untenantable because of the Taking, and Tenant cannot operate Tenant’s business for the Use in the Premises after such Taking, then Tenant may terminate the Lease upon sixty (60) days prior written notice to Landlord.

(d) If the Lease is not terminated under Section 12.1(a), (b) or (c), the Rent payable by Tenant will be reduced for the term of the Taking based upon the rentable area of the Premises made untenantable by the Taking.

12.2 Awards. Landlord is entitled to the entire award for any claim for a Taking of any interest in this Lease or the Project, without deduction or offset for Tenant’s estate or interest; however, Tenant may make a claim for relocation expenses and damages to Tenant’s Personal Property and business to the extent that Tenant’s claim does not reduce Landlord’s award.

13.	TENANT TRANSFERS

13.1 Terms Defined.

(a) Transfer Defined. “Transfer” means any:

(1)	Sublease of all or part of the Premises, or assignment, mortgage, hypothecation or other conveyance of an interest in this Lease;

(2)	Use of the Premises by anyone other than Tenant with Tenant’s consent;

(3)

Transfer of fifty-one percent (51%) or more of Tenant’s assets, shares (excepting shares transferred in the normal course of public trading), membership interests, partnership interests or other ownership interests; or

(4)	Transfer of effective control of Tenant.

13.2 Prohibited Transfers. If Landlord or its beneficial owner is a real estate investment trust (“REIT”), Tenant may not enter into any Transfer if such Transfer will result in any portion of the Rent not constituting “rents from real property” with respect to Landlord, within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”). In particular, Tenant may not enter into a Transfer (A) that provides for rent or other compensation based in whole or in part on the net income or profits from the business operated in the Premises, or (B) if the proposed transferee is directly or indirectly related to the Landlord under Section 856, et seq. of the Code. Any such Transfers shall be considered null, void and of no force or effect.

13.3 Consent Not Required. If Tenant is not in default or breach of this Lease, Tenant may effect a Transfer to a Permitted Transferee without Landlord’s prior consent, but with notice to Landlord prior to the Permitted Transferee’s occupancy, and provided further that Hippo Analytics Inc. will remain obligated for all purposes as “Tenant” under the Lease, and the Guarantor shall remain Guarantor under the Lease. “Permitted Transferee” means any person or entity that either (1) controls, is controlled by, or is under common control with Tenant (for purposes hereof, “control” shall mean ownership of not less than fifty percent (50%) of all of the voting stock or legal and equitable interest in the entity in question), (2) results from the merger or consolidation of Tenant, or (3) acquires all or substantially all of the stock and/or assets of Tenant as a going concern.

13.4 Consent Required. Each proposed Transfer other than those prohibited under Section 13.2 or permitted under Section 13.3 requires Landlord’s prior written consent, in which case the parties will proceed as follows:

(a) Tenant’s Notice. Tenant shall notify Landlord at least twenty (20) days prior to the proposed Transfer of the name and address of the proposed transferee and the proposed use of the Premises, and include with the notice copies of the proposed Transfer documents, including without limitation the proposed assignment of lease or proposed sublease document, as applicable, and copies of the proposed transferee’s balance sheets and income statements (both current and for the past two (2) years, if available, or for such lesser period as the proposed transferee has been in existence), as well as such other information as may be reasonably required by Landlord. LANDLORD WILL HAVE NO OBLIGATION TO REVIEW A PROPOSED TRANSFER OR TO CONSENT OR DENY CONSENT TO A PROPOSED TRANSFER UNTIL ALL ITEMS AND INFORMATION SET FORTH ABOVE IN THIS SECTION 13.4(a) HAVE BEEN PROVIDED TO LANDLORD.

(b) Landlord’s Rights. Within ten (10) business days after receipt of Tenant’s complete notice and all items required under Section 13.4(a), Landlord may either:

(1)

If the proposed Transfer is either an assignment or a sublease of more than 60% of the Premises for substantially all of the then remaining unelapsed Term, terminate this Lease as to the affected portion of the Premises as of the proposed Transfer date. Notwithstanding the foregoing, if Landlord elects to recapture the Premises (or any such portion thereof), Tenant shall have ten (10) days to withdraw its request for consent to sublet; or

(2)

Provide written consent or deny consent (which denial must specify the reasons for denying consent) to the proposed Transfer. Landlord’s consent not to be unreasonably withheld, conditioned or delayed if:

(A)	The proposed transferee, in Landlord’s reasonable opinion, has the financial capacity to meet its obligations under the proposed Transfer;

(B)	The proposed use is consistent with the Use;

(C)	The proposed transferee is typical of tenants that directly lease premises in first-class office buildings;

(E)	The proposed transferee is not a governmental entity or other entity that benefits from sovereign immunity; and

(G)	Tenant is not in Default under this Lease.

(c) Compelling Consent. If Landlord does not consent to a Transfer, Tenant’s sole remedy against Landlord will be an action for specific performance or declaratory relief, and Tenant may not terminate this Lease or seek monetary damages

13.5 Payments to Landlord. Tenant shall pay Landlord fifty percent (50%) of Transfer receipts that exceed Tenant’s Rent (on a per square foot basis), after deducting the reasonable and customary out-of-pocket costs incurred by Tenant in connection with the Transfer, including attorneys’ fees, Alterations, broker commissions and the amounts payable to Landlord pursuant to the last sentence of this Section 13.5 (“Transfer Expenses”). Tenant shall pay Landlord a One Thousand Dollar ($1,000) review fee, and reimburse Landlord’s reasonable attorneys’ fees, for each proposed Transfer.

13.6 Effect of Transfers. No Transfer will release Tenant or any guarantor from any Lease obligation. Landlord’s acceptance of a payment from any person or entity other than Tenant that occupies the Premises does not waive Tenant’s obligations under this Article 13. If Tenant is in Default of this Lease, Landlord may proceed against Tenant without exhausting any remedies against any transferee and may require (by written notice to any transferee) any transferee to pay Transfer rent owed Tenant directly to Landlord (which Landlord will apply against Tenant’s Lease obligations). Termination of this Lease for any reason will not result in a merger. Each sublease will be deemed terminated upon termination of this Lease unless Landlord notifies the subtenant in writing of Landlord’s election to assume any sublease, in which case the subtenant shall attorn to Landlord under the executory terms of the sublease. Any Transfer or attempted Transfer in violation of the provisions of this Article 13 shall be void and of no force and effect.

14.	LANDLORD TRANSFERS

14.1 Landlord’s Transfer. Landlord’s right to transfer any interest in the Project or this Lease is not limited by this Lease. Upon any such transfer, provided that the transferee assumes in writing all of Landlord’s obligations under this Lease arising on or after the date of such transfer, Tenant will attorn to Landlord’s transferee and Landlord will be released from liability under this Lease, except for any Lease obligations accruing before the transfer that are not assumed by the transferee.

14.2 Subordination. This Lease is, and will at all times be, subject and subordinate to each ground lease, mortgage, deed to secure debt or deed of trust now or later encumbering the Project or any portion thereof, including each renewal, modification, supplement, amendment, consolidation or replacement thereof (each, an “Encumbrance”), subject to the delivery to Tenant of a commercially reasonable form of subordination, non-disturbance and attornment agreement from each Encumbrance holder which requires such Encumbrance holder to accept this Lease, and not to disturb Tenant’s possession, so long as Tenant is not in default under this Lease beyond any applicable grace or cure period (an “SNDA”). Within ten (10) business days of Landlord’s request, Tenant will, without charge, execute, acknowledge and deliver to Landlord (or, at Landlord’s request, the Encumbrance holder) any instrument reasonably necessary to evidence this subordination, subject to the delivery to Tenant of a commercially reasonable form of SNDA. If Tenant fails to execute and deliver such instrument within said ten-business-day period, Tenant hereby authorizes Landlord to execute the same as Tenant’s attorney in fact. Notwithstanding the foregoing, each Encumbrance holder may unilaterally elect to subordinate its Encumbrance to this Lease. The subordination of this Lease to any future Encumbrance shall be subject to delivery to Tenant of an SNDA from such future Encumbrance holder, in a form reasonably acceptable to Tenant and such Encumbrance holder. Within thirty (30) days after the execution of this Lease by both parties, Landlord shall deliver to Tenant an SNDA in a form acceptable to Tenant for Tenant’s execution, which will subsequently be executed by each current Encumbrance holder. If Landlord is unable to deliver to Tenant an SNDA in a form acceptable to Tenant for Tenant’s execution prior to the expiration of sixty (60) days after the Execution Date, Tenant may terminate the Lease upon written notice to Landlord thereof, and Landlord will return to Tenant all amounts paid to Landlord under the Lease. Landlord represents and warrants to Tenant that there is no ground lease encumbering all or any portion of the Project as of the Execution Date or as of the Effective Date.

14.3 Attornment. Upon written request of a Successor Landlord (as such term is defined below), Tenant will attorn to any transferee of Landlord’s interest in the Project that succeeds Landlord by reason of a termination, foreclosure or enforcement proceeding of an Encumbrance, or by delivery of a deed in lieu of any foreclosure or proceeding (a “Successor Landlord”), provided that either the holder of such Encumbrance entered into an SNDA with respect to this Lease or the Successor Landlord agrees to accept this Lease, and not to disturb Tenant’s possession, so long as Tenant is not in default under this Lease beyond any applicable grace or cure period. In this event, the Lease will continue in full force and effect as a direct lease between the Successor Landlord and Tenant on all of the terms of this Lease, except that the Successor Landlord shall not be:

(a) Liable for any obligation of Landlord under this Lease, except for any continuing default by Landlord (such as, for example, a default with respect to a repair obligation), or be subject to any counterclaim, defense or offset accruing before Successor Landlord succeeds to Landlord’s interest;

(b) Bound by any modification or amendment of this Lease entered into after the applicable Encumbrance was recorded against the Project and made without the written consent of such Encumbrance holder, except for any amendment or modification of this Lease pursuant to Tenant’s strict exercise of an express right or option granted to Tenant under this Lease;

(c) Bound by any prepayment of more than one month’s Rent;

(d) Obligated to return any security deposit not paid over to Successor Landlord; or

(e) Obligated to perform any improvements to the Premises (or provide an allowance therefor), except for the completion of Landlord’s Work. Upon Successor Landlord’s request, Tenant will, without charge, promptly execute, acknowledge and deliver to Successor Landlord any instrument reasonably necessary to evidence such attornment, provided that such instrument includes non-disturbance protection with respect to this Lease.

14.4 Estoppel Certificate. Within ten (10) business days after receipt of Landlord’s written request, Tenant (and each guarantor of the Lease) will execute, acknowledge and deliver to Landlord a certificate upon which Landlord and each existing or prospective Encumbrance holder or prospective purchaser may rely confirming the following (or any exceptions to the following):

(a) The Commencement Date and Expiration Date;

(b) The documents that constitute the Lease, and that the Lease is unmodified and in full force and effect;

(c) The date through which Base Rent, Additional Rent, and other Rent has been paid;

(d) That, to Tenant’s actual knowledge, neither Landlord nor Tenant is in Default;

(e) That, to Tenant’s actual knowledge, Landlord has satisfied all Lease obligations to improve the Premises and Tenant has accepted the Premises;

(f) That Tenant solely occupies the Premises; and

(g) Such other typical estoppel matters concerning this Lease or Tenant’s occupancy that Landlord may reasonably require.

15.	DEFAULT AND REMEDIES

15.1 Tenant’s Default and Remedies.

(a) Tenant will be in “Default” of this Lease if Tenant either:

(1)	Fails to pay Rent when due, and the failure continues for three (3) days after Landlord notifies Tenant of this failure (Tenant waiving any other notice that may be required by law);

(2)

Fails to perform or comply with a non-monetary Lease obligation of Tenant (other than those obligations described in Section 15.1(a)(3) through (5), below), and the failure continues for thirty (30) days after Landlord notifies Tenant of this failure, but:

(A)	In an emergency involving a serious risk of injury to persons or damage to property, Landlord may require Tenant to perform this obligation in a reasonable time of less than thirty (30) days, or

(B)

If it will reasonably take more than thirty (30) days to perform this obligation, then Tenant will have a reasonable time not exceeding ninety (90) additional days to perform this obligation, but only if Tenant commences performing this obligation within ten (10) days after Landlord notifies Tenant of this failure and Tenant diligently pursues completion thereafter;

(3)	Consummates a Transfer that violates Article 13 and such Transfer is not rescinded or otherwise cured within ten (10) business days after Landlord notifies Tenant of such default;

(4)	Fails, within thirty (30) days after it occurs, to discharge any attachment or levy on Tenant’s interest in this Lease; or

(5)

Fails, within sixty (60) days after it occurs, to have vacated or dismissed any appointment of a receiver or trustee of Tenant’s assets (or any Lease guarantor’s assets), or any voluntary or involuntary bankruptcy or assignment for the benefit of Tenant’s creditors (or any Lease guarantor’s creditors).

15.2 Landlord Remedies.

(a) Upon the occurrence of any Default by Tenant, Landlord shall have the following rights and remedies, in addition to those allowed by law or equity, any one or more of which may be exercised without further notice to or demand upon Tenant and which may be pursued successively or cumulatively as Landlord may elect:

(1)

Landlord may re-enter the Premises and attempt to cure any Default of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as Additional Rent for all reasonable costs and expenses which Landlord incurs to cure such Default;

(2)

Landlord may terminate this Lease by giving to Tenant notice of Landlord’s election to do so, in which event the Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

(3)

Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant’s right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

(4)

Landlord may enforce the provisions of this Lease by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

(b) Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease or by applicable law (including without limitation any notice required to be given under Section 24.001, et seq., Texas Property Code). In order to regain possession of the Premises and to deny Tenant access thereto during the continuance of a Default, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant and Landlord shall have no obligation to provide Tenant a key to new locks installed in the Premises or grant Tenant access to the Premises. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys’ fees by reason of Landlord’s alteration or change of any lock or other security device and the resulting exclusion from the Premises of the Tenant or Tenant’s agents, servants, employees, customers, licensees, invitees or any other persons from the Premises. Landlord may, without notice, remove and either dispose of or store, at Tenant’s expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof. Tenant acknowledges that the provisions of this subparagraph of this Lease supersede Section 93.002 of the Texas Property Code and Tenant further warrants and represents that it hereby knowingly waives any rights it may have thereunder; provided, however, that nothing set forth in this Section 15.2(b) shall limit or waive Tenant’s rights and remedies at law or in equity in connection with any wrongful exclusion of Tenant or Landlord’s gross negligence or willful misconduct in exercising its rights and remedies under Section 15.2(a).

(c) If Landlord exercises either of the remedies provided in Section 15.2 (a)(2) or Section 15.2 (a)(3), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law.

(d) If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant’s obligation to pay Rent hereunder for the full Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent accruing as it becomes due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord shall make reasonable efforts, in accordance with Section 15.2(f) hereof, to relet the Premises. In attempting to relet the Premises, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent reasonably deemed by Landlord necessary or desirable, and Tenant upon demand shall pay the reasonable cost of all of the foregoing together with Landlord’s reasonable expenses of reletting. The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting (including reasonable attorneys’ fees and brokers’ fees and commissions) and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder.

(e) If this Lease is terminated by Landlord, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord, which may be then owing and unpaid, and all reasonable costs and expenses, including court costs and reasonable attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies hereunder. In addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (1) the unamortized portion of any concessions offered by Landlord to Tenant in connection with this Lease, including without limitation Landlord’s contribution to the cost of tenant improvements, if any, installed by either Landlord or Tenant pursuant to this Lease or any work letter in connection with this Lease, (2) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rent which would have been payable after the termination date had this Lease not been terminated, including, without limitation, the amount projected by Landlord to represent Additional Rent for the remainder of the Term (assuming eight percent (8.00%) annual increases thereto), over the then present value of the then aggregate fair rent value of the Premises for the balance of the Term (taking into account, among other factors, the probability of reletting the Premises for all or part of the remainder of the Term, and the anticipated duration of the period the Premises will be unoccupied prior to reletting), such present worth to be computed in each case using the then current discount rate of the Federal Reserve Bank of New York from the respective dates upon which such Rent would have been payable hereunder had this Lease not been terminated, and (3) the cost of repossessing, remodeling and re-renting the Premises and any damages in addition thereto, including without limitation reasonable attorneys’ fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.

(f) To the extent required by applicable laws, Landlord shall use commercially reasonable efforts to mitigate any damages resulting from a Default by Tenant under this Lease. Landlord’s obligation to mitigate damages after a Default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria: (1) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (2) Landlord shall not be obligated to lease or show the Premises, on a priority basis, or offer the Premises to a prospective tenant when other premises in the Building suitable for that prospective tenant’s use are (or soon will be) available; (3) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rent less than the current fair market rent then prevailing for similar uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Building; (4) Landlord shall not be obligated to enter into a lease with a Substitute Tenant that is a governmental entity or whose use would: (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building; (ii) adversely affect the reputation of the Building; or (iii) be incompatible with the operation of the Building; and (5) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources to operate the Premises in a first class manner and to fulfill all of the obligations in connection with the lease thereof as and when the same become due.

(g) The receipt by Landlord of less than the full Rent due shall not be construed to be other than a payment on account of Rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease. The acceptance by Landlord of Rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

(h) In the event of any litigation between Tenant and Landlord to enforce or interpret any provision of this Lease or to enforce any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney’s fees, incurred therein.

(i) All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof, except to the extent of Landlord’s gross negligence or willful misconduct. Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord’s possession or under Landlord’s control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term or termination of Tenant’s right to possession of the Premises, however terminated, at Landlord’s option, shall be conclusively deemed to have been conveyed by Tenant to Landlord by bill of sale with general warranty of title without further payment or credit by Landlord to Tenant.

(j) For any amounts owed under this Section 15.2, Landlord may recover interest at the maximum rate permitted under applicable law (the “Default Rate”) from the date each amount is due until paid by Tenant.

15.3 Landlord’s Default and Remedies.

(a) Landlord will be in default of this Lease if Landlord fails to perform any Lease obligation of Landlord and this failure continues for thirty (30) days after Tenant notifies Landlord of such failure, or such longer period of time not exceeding ninety (90) additional days if more than thirty (30) days is reasonably required to perform this obligation so long as performance commences within ten (10) days after Tenant notifies Landlord of this failure and is diligently prosecuted to completion; provided, however, in an emergency involving a serious risk of injury to persons or damage to property, Landlord will perform this obligation in a reasonable time of less than thirty (30) days.

(b) If Landlord commits a default, then Tenant may exercise any remedy available under law that is not waived or limited under this Lease, subject to the following:

(1)	Tenant may not terminate this Lease due to any Landlord default.

(2)

Landlord’s liability under this Lease or for any matter relating to the occupancy or use of the Premises and/or the Project is limited to Landlord’s interest in the Building (including any sales proceeds received by Landlord in connection with the Building).

(3)	No liability under this Lease is assumed by Landlord’s Affiliates.

(4)

Any liability of Landlord to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under this Lease or any matter relating to the occupancy or use of the Premises and/or the Project shall be limited to Tenant’s actual direct, but not consequential, damages therefor.

(5)	Tenant hereby waives any statutory lien created or granted pursuant to Section 91.004 of the Texas Property Code.

(6)

IN NO EVENT SHALL LANDLORD OR ANY OF LANDLORD’S AFFILIATES BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE, EVEN IF SUCH LOSS OR DAMAGE IS CAUSED BY LANDLORD’S, OR A LANDLORD’S AFFILIATE’S, NEGLIGENCE.

15.4 Enforcement Costs. If Landlord or Tenant brings any action against the other to enforce or interpret any provision of this Lease (including any claim in a bankruptcy or an assignment for the benefit of creditors), the prevailing party shall recover from the other reasonable costs and attorneys’ fees incurred in such action. This clause specifically includes all costs incurred by a party in connection with enforcing its rights under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended, including without limitation, legal fees, experts’ fees and expenses, court costs and consulting fees.

15.5 WAIVER OF JURY TRIAL. LANDLORD AND TENANT EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER CONCERNING ANY MATTER RELATED TO THIS LEASE.

15.6 Force Majeure. If either party shall be delayed in, or prevented from, the performance of any act or service required under this Lease, by reason of strikes, inability to procure materials, failure of power, restrictive governmental laws or regulations, riot, insurrection war, terrorism, or any act of God, fire or other casualty, pandemic, epidemic, quarantine or other serious health crisis, or other reasons of a similar or dissimilar nature which are beyond the reasonable control of the party (“Force Majeure”), then the performance of any such act or service shall be excused for the period of the resulting delay. Notwithstanding the foregoing, this paragraph shall not be applied so as to excuse or delay (a) payment of any monies from one party to the other, including Rent, or (b) performance of obligations which can be cured by the payment of monies.

16.	SECURITY DEPOSIT

Tenant shall deposit the Security Deposit with Landlord in the amounts and at such times as specified in Section 1.1(o), and it shall be a Default under this Lease for Tenant to fail to make such timely payments. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion is so used, Tenant shall within five (5) business days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant within sixty (60) days after termination of the Lease. Notwithstanding the foregoing, provided that there has been no prior Default (beyond any applicable notice and cure period therefor) upon written request by Tenant to Landlord, effective as of (a) the first day of the twenty-fourth (24th) Month of the Term, the Security Deposit will be reduced to $801,557; (b) the first day of the thirty-sixth (36th) Month of the Term, the Security Deposit will be reduced to $667,964; (c) the first day of the forty-eighth (48th) Month of the Term, the Security Deposit will be reduced to $534,371; (d) the first day of the sixtieth (60th) Month of the Term, the Security Deposit will be reduced to $400,778; (e) the first day of the seventy-second (72nd), Month of the Term, the Security Deposit will be reduced to $267,185; and (f) the first day of the eighty-fourth (84th) Month of the Term, the Security Deposit will be reduced to $133,592.

17.	MISCELLANEOUS

17.1 Rules and Regulations. Tenant will comply with the Rules and Regulations attached as EXHIBIT C. Landlord may reasonably modify or add to the Rules and Regulations upon notice to Tenant. If the Rules and Regulations conflict with this Lease, this Lease shall govern.

17.2 Notice. Notice to Landlord must be given to Landlord’s Notice Addresses. Notice to Tenant must be given to Tenant’s Notice Addresses. By notice to the other, either party may change its Notice Address. Each notice must be in writing and must be: (A) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested or (B) delivered by local courier or national overnight delivery service (e.g., Federal Express). Notices shall be deemed given upon actual receipt (unless receipt occurs on a weekend or holiday, in which case notice will be deemed given on the next-succeeding business day) or refusal of receipt during normal business hours.

17.3 Standard for Approval or Consent. Whenever either party’s approval or consent is required under this Lease, including any exhibits attached hereto, such party shall not unreasonably withhold, condition or delay such approval or consent, unless otherwise expressly provided in this Lease. In the event either party withholds its consent under this Lease, such withholding of consent must be in writing and the party withholding consent must specify in such writing the reasons for withholding consent and/or any changes or revisions necessary to obtain such party’s consent, if applicable.

17.4 Building Name. Tenant shall not use the Building’s name or image for any purpose, other than Tenant’s address. Landlord may change the name of the Building without any obligation or liability to Tenant.

17.5 Entire Agreement. This Lease is deemed integrated and contains all of each party’s representations, waivers and obligations. The parties may only modify or amend this Lease in a writing that is fully executed and delivered by both parties. EACH PARTY UNEQUIVOCALLY WAIVES, RELEASES, AND DISCLAIMS ANY RIGHT OR ABILITY TO SEEK TO REVOKE, RESCIND, VACATE, OR OTHERWISE AVOID THE OPERATION AND EFFECT OF THIS LEASE ON THE BASIS OF: (1) ANY ALLEGED FRAUDULENT INDUCEMENT, MISREPRESENTATION, OR MATERIAL OMISSION BY THE OTHER PARTY OR ANY AGENT, EMPLOYEE, CONTRACTOR OR OTHER PERSON OR ENTITY OPERATING BY, THROUGH OR UNDER THE OTHER PARTY; OR (2) MUTUAL OR UNILATERAL MISTAKE OF FACT OR LAW, OR NEWLY DISCOVERED INFORMATION.

17.6 Counterparts. This Lease may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument.

17.7 Successors. Unless provided to the contrary elsewhere in this Lease, this Lease binds and inures to the benefit of each party’s heirs, successors and permissible assignees.

17.8 No Waiver. A party’s waiver of a breach of this Lease will not be considered a waiver of any other breach. No custom or practice that develops between the parties will prevent either party from requiring strict performance of the terms of this Lease. No Lease provision or act of a party creates any relationship between the parties other than that of landlord and tenant.

17.9 Independent Covenants. The covenants of this Lease are independent. A court’s declaration that any part of this Lease is invalid, void or illegal will not impair or invalidate the remaining parts of this Lease, which will remain in full force and effect.

17.10 Captions. The use of captions, headings, boldface, italics or underlining is for convenience only, and will not affect the interpretation of this Lease.

17.11 Authority. Individuals signing this Lease on behalf of either party represent and warrant that they are authorized to bind that party.

17.12 Applicable Law/Venue. THIS LEASE IS GOVERNED BY THE LAWS OF THE STATE OF TEXAS, REGARDLESS OF ITS CONFLICTS PROVISION OR CHOICE OF LAW RULES. IN ANY ACTION BROUGHT UNDER THIS LEASE, TENANT SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS. TO THE EXTENT PERMITTED BY LAW, LANDLORD AND TENANT AGREE THAT VENUE FOR ANY ACTION BROUGHT BY EITHER AGAINST THE OTHER IN CONNECTION WITH THIS LEASE SHALL LIE EXCLUSIVELY IN THE STATE OR FEDERAL COURTS SITTING IN TRAVIS COUNTY, TEXAS.

17.13 Confidentiality. Neither Landlord nor Tenant shall record this Lease, but a memorandum of this Lease describing the Premises and setting forth the Term and Tenant’s option to extend the Term, shall be executed and acknowledged by the parties hereto, and such memorandum of lease may be recorded in the official records of Travis County, Texas, by either party, at such party’s cost and expense. Subject to the recordation of such memorandum of lease, Landlord and Tenant shall each keep the terms of this Lease confidential and, unless required by law or by court order, may not disclose the terms of this Lease to anyone other than such party’s Affiliates, investors, accountants, attorneys, lenders and advisors to the extent necessary to such party’s business.

17.14 Reasonableness. Tenant’s sole remedy for any claim against Landlord that Landlord has unreasonably withheld or unreasonably delayed any consent or approval shall be an action for injunctive or declaratory relief.

17.15 Time. Time is of the essence as to all provisions in this Lease in which time is a factor.

17.16 Quiet Enjoyment. So long as Tenant is not in Default, Tenant shall have the right to peacefully and quietly enjoy the Premises for the Term, subject to the terms of this Lease, matters of record, and rights of other tenants of the Project.

17.17 Right to Enter Premises. Upon at least one (1) full business day’s prior notice (except for routine janitorial work and except in the case of an emergency involving a serious risk of injury to persons or damage to property), Landlord may enter the Premises at any reasonable time to inspect the Premises, show the Premises to prospective lenders or purchasers or, during the last nine (9) months of the Term, to prospective tenants, or perform Landlord’s duties under this Lease

17.18 Tenant’s Signage.

(a) During the Term, Tenant will have the right to install signage located on the exterior of the Building. All of Tenant’s exterior signage shall be subject to Landlord’s prior approval (which shall not be unreasonably withheld) as to, without limitation, size, design, location, graphics, materials, colors and similar specifications and content and shall be further subject to all applicable laws, ordinances and matters of record governing signage (including, without limitation, city, neighborhood and district regulations). During the Term, Tenant shall have the right to install signage (i) within the Building but outside the Premises in Tenant’s reasonable discretion and (ii) within the Premises in Tenant’s sole and absolute discretion. All costs associated with Tenant’s signage shall be paid for by Tenant, including, without limitation, the cost of installing, maintaining, and removing Tenant’s signage.

(b) Intentionally Omitted.

(c) Intentionally Omitted.

17.19 Exhibits. The exhibits attached to this Lease are incorporated herein. If any exhibit is inconsistent with the terms of this Lease, the provisions of this Lease will govern.

17.20 Financial Statements. At any time during the Term of this Lease, Tenant shall, upon ten (10) business days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements for the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Tenant consents to the delivery of such financial statements by Landlord to lenders or prospective lenders or purchasers of the Building. Landlord acknowledges that Tenant’s financial statements constitute confidential information of Tenant, which shall not be disclosed to anyone other than a Qualified Person performing the review, the principals of Landlord who receive the results of the review, Landlord’s employees, or in connection with any legal action between Tenant and Landlord or in connection with which Landlord is compelled to make such disclosure by a court of competent jurisdiction.

17.21 REIT Provisions. Tenant acknowledges that a REIT is subject to regulations regarding the nature of its income. If Landlord or its beneficial owner is a REIT that is subject to regulations regarding the nature of its income, then, as long as an adjustment does not increase the monetary obligations of Tenant, and in order to protect Landlord and its beneficial owners from an adverse tax event under the REIT regulations, Landlord may require that the rent or fees (or a portion thereof) payable under this Lease be decreased or paid directly to an affiliate of Landlord. In addition, Tenant shall, without charge and within ten (10) business days after Landlord’s written request, execute and deliver to Landlord such amendments to this Lease, or such other documents, as may be reasonably required by Landlord to avoid the adverse tax event in the manner described above, provided that the terms of such amendments or other documents are limited to the modification specifically described in the preceding sentence.

17.22 No Light, Air or View Easement. This Lease does not create, nor shall Tenant have, any easement, express or implied, or any other right for light, air or view to or from the Premises. Any reduction or blockage of light, air or view by any structure which may be erected after the Execution Date shall in no way effect this Lease, the obligations of Tenant hereunder or impose any additional liability on Landlord.

17.23 DTPA Waiver. TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

17.24 Waiver of Tax Protest. TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROJECT OR APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.

17.25 Limitation of Damages. UNLESS EXPRESSLY PROVIDED FOR IN THIS LEASE, IN NO EVENT SHALL LANDLORD OR TENANT BE LIABLE TO EACH OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE INCURRED BY EITHER PARTY TO THE OTHER, OR ITEMS OF LOSS OR DAMAGE, AND EACH PARTY HEREBY RELEASES THE OTHER PARTY THEREFROM. THIS SECTION 17.25 SURVIVES THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

17.26 Condition Precedent to Lease Effectiveness. Tenant acknowledges that as of the Execution Date, Landlord does not have fee simple title in the Property. Landlord will acquire fee simple title to the Property within thirty (30) days of the Execution Date. This Lease shall be effective upon the date Landlord takes fee simple title to the Property (the “Effective Date”), provided, however, that should Landlord fail to acquire fee simple title to the Property within sixty (60) days of the Execution Date, Tenant may terminate this Lease and Landlord will return to Tenant all amounts paid to Landlord hereunder.

[Signature Page Follows]

HAVING READ AND INTENDING TO BE BOUND BY THE TERMS AND PROVISIONS THEREOF,

LANDLORD AND TENANT HAVE EXECUTED THIS LEASE AS OF THE EXECUTION DATE.

TENANT:

Hippo Analytics Inc., a Delaware corporation

By:	/s/ Assaf Wand
Name: Assaf Wand
Title: CEO

LANDLORD:

Elevate Sabine, LLC, a Texas limited liability company

By: Elevate Sabine Management, LLC,
a Texas limited liability company

By:	/s/ Chris Skyles
Name: Chris Skyles
Title: Manager

EXHIBIT A

DEPICTION OF PREMISES

Waterloo Central

Austin, Texas

LEVEL TWO
MEZZANINE / OFFICE

Rentable Area - 2,571 SF

*Dimensions, sizes, layouts, views and materials are approximate and subject to change without notice.

701 E 5TH STREET AUSTIN, TX 78701 | WORKATWATERLOO.COM

LEVEL 3 - 5
OFFICE

Rentable Area - 9,690 SF

*Dimensions, sizes, layouts, views and materials are approximate and subject to change without notice.

701 E 5TH STREET AUSTIN, TX 78701 | WORKATWATERLOO.COM

EXHIBIT A

EXHIBIT B

THE LAND

Waterloo Central

Austin, Texas

LEGAL DESCRIPTION:

BEING ALL OF LOT 8, BLOCK 37 OF THE ORIGINAL CITY OF AUSTIN, TRAVIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT ON FILE IN THE GENERAL LAND OFFICE OF THE STATE OF TEXAS.

B-1

EXHIBIT C

RULES AND REGULATIONS

Waterloo Central

Austin, Texas

1. No birds, animals, reptiles or any other creatures may be brought into or about the Building other than “service animals”. As used herein, the term “service animal” will have the same meaning given to it under the Americans with Disabilities Act (“ADA”) or under any comparable Texas statute.

2. Nothing may be swept or thrown into the corridors, halls, elevator shafts or stairways.

3. Tenant may not create a nuisance or do or permit anything which, in Landlord’s reasonable judgment, interferes in any material way with or unduly annoys other tenants or persons having business with them.

4. Tenant shall cooperate with Building employees in keeping the Premises neat and clean.

5. Intentionally Omitted.

6. Tenant shall refer all contractors, contractor’s representatives, and installation technicians rendering any service on or to the Premises for Tenant to Landlord for Landlord’s approval and supervision for performance of any contractual service; provided, however, that Tenant may submit a list of contractors, contractor’s representatives and installation technicians to Landlord for pre-qualification on an annual basis and as new contractors, contractor’s representatives and installation technicians are added. Tenant will not be required to obtain Landlord’s approval in each instance in which any such contractors, contractor’s representatives and/or installation technicians perform services in the Premises. This paragraph applies to all work performed in the Building, including installation of telephones, telephone equipment, electrical devices, and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceiling, equipment, or any other physical portion of the Building.

7. Tenant may use and install wall anchors, bolts, screws and picture hooks without contacting maintenance personnel.

8. Sidewalks, doorways, vestibules, halls, stairways and similar areas may not be obstructed by Tenant or used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Building to another part of the Building. No furniture may be placed in front of the Building or in any lobby or corridor without prior consent of Landlord.

9. Intentionally Omitted.

EXHIBIT C

10. Landlord may require Tenant and any Tenant party to evacuate the Building in the event of any emergency or catastrophe.

11. Tenant may not do anything, or permit anything to be done, in or about the Building, or bring or keep anything in the Building that in any significant way increases the possibility of fire or other casualty, or do anything in conflict with the valid laws, rules, or regulations of any governmental authority; provided, however, that this provision shall not limit or preclude any activities which are undertaken in connection with the Use of the Premises.

12. Intentionally Omitted.

13. Landlord may prescribe the weight and position of safes and other heavy equipment that may over-stress any portion of the floor. All damage done to the Building by the improper placing of heavy items that over-stress the floor will be repaired at the sole expense of the Tenant.

14. No food may be distributed from Tenant’s office to persons other than Tenant’s employees or invitees without the prior approval of the Building manager.

15. Plumbing and appliances may be used only for the purposes for which constructed. No sweeping, rubbish, rags, or other unsuitable material may be thrown or placed therein. Any stoppage or damage resulting to any fixtures or appliances from misuse by any Tenant or Tenant party is payable by Tenant.

16. No signs, posters, advertisements, or notices may be painted or affixed on any windows, doors, or other parts of the Building so as to be visible outside of the Premises, except in colors, sizes, and styles, and in places, approved in advance by Landlord. Landlord has no obligation or duty to give this approval. Landlord may remove all unapproved signs without notice to Tenant, at the expense of Tenant. Directories will be placed by Landlord, at Landlord’s expense, in conspicuous places in the Building. No other directories are permitted. This paragraph does not apply to signs which are posted inside the Premises.

17. No portion of the Building may be used as lodging rooms or for any immoral or unlawful purposes.

18. Tenant may not operate, or allow the operation of any coin or token operated vending machine or similar device outside of the Premises for the sale of any goods, wares, merchandise, food beverages, or services, including, but not limited to, pay lockers, pay toilets, scales, amusement devices and machines for the sale of beverages, foods, candy, cigarettes or other commodities, without the prior consent of Landlord. This paragraph does not apply to any vending machines or other items which are kept inside the Premises.

19. Intentionally Omitted.

20. Landlord may rescind any of these Rules and Regulations.

21. No provision in the Lease or these Rules and Regulations should be construed in any manner as permitting, consenting to or authorizing Tenant or Landlord to violate requirements under the ADA or the Texas Architectural Barriers Act (“TABA”), and any provision of the Lease or these Rules and Regulations which could be construed as authorizing a violation of ADA or TABA shall be interpreted in a manner which permits compliance with ADA and TABA, and the Lease and these Rules and Regulations are deemed to permit such compliance.

EXHIBIT C

22. The Building and Project is a weapons free environment. No tenant, owner of a tenant, officer or employee of a tenant, visitor of tenant, contractor or subcontractor of tenant, or any other party shall carry weapons (concealed or not) of any kind in the building or parking areas. This prohibition applies to all areas within the leased premises of tenants and all public areas of the Project, including without limitation, restrooms, elevators, elevator lobbies, first floor lobby, stairwells, common hallways, all surface parking areas and the surrounding land related to the Building first floor lobby, stairwells, common hallways, all surface parking areas and the surrounding land related to the Building.

EXHIBIT C

EXHIBIT D

PARKING

Waterloo Central

Austin, Texas

(1) During the Term of this Lease, Landlord shall provide to Tenant the number of parking passes specified in Section 1.1 at the monthly rate (plus applicable taxes) provided below. As of the Commencement Date, the monthly parking charge for unreserved parking spaces will be $205.00 per month per space (plus applicable taxes). During the Term, Landlord will be leasing the unreserved parking spaces from the City of Austin and, therefore, the City of Austin may, from time-to-time, increase the monthly charge for such unreserved parking spaces. In the event the City of Austin increases its parking rates for the unreserved parking spaces, Landlord may (in its sole and absolute discretion) annually increase the monthly parking charge for each unreserved parking space during the Term by the amount of the City’s increase by providing Tenant with written notice of such increase no later than thirty (30) days prior to each anniversary of the Commencement Date, with such increase in the monthly parking charge becoming effective on the anniversary of the Commencement Date. All of such parking spaces will be unreserved and on or in the parking garage (the “Garage”) for the Building located at 601E. 5th St., Austin, Texas 78701. Prior to issuance of the parking permits, Tenant must deliver to Landlord a list of automobile license numbers of Tenant’s employees who will be using the permits. If any permit is lost, damaged or not returned to Landlord on request, payment of replacement fee must be delivered to Landlord before a replacement permit is issued to Tenant. Tenant shall not have the right to lease or otherwise use more parking spaces than the number set forth in the Basic Lease Provisions; provided, however, that upon Tenant’s written request, Landlord shall provide to Tenant additional parking passes on the terms set forth in this EXHIBIT D, to the extent such additional parking passes are available. Subject to the foregoing limit on the number of parking passes specified in Section 1.1, Tenant may increase or decrease the number of parking passes used by Tenant at any time and from time to time, upon at least thirty (30) days’ prior notice to Landlord. Monthly parking fees (plus applicable taxes) shall be due and payable before the first day of each month during the Term. Parking charges will not be prorated for partial months at the beginning or end of the Term.

(2) If the Garage becomes unavailable due to causes outside of Landlord’s reasonable control, Landlord shall have the right to relocate all or a portion of the parking spaces from the Garage to another parking area within 1⁄4 of a mile of the Building upon thirty days prior notice to Tenant. If Landlord relocates all or a portion of the parking spaces to a parking area in excess of 1⁄4 of a mile of the Building, Landlord shall provide Tenant with a shuttle service from the Building to such parking area at Landlord’s cost. Landlord shall pay any costs for such relocated parking areas that are in excess of the monthly rates charged in the Garage.

(3) All Tenant parties must comply with all traffic, security, safety, and other rules and regulations promulgated from time to time with respect to the Garage.

EXHIBIT D

(4) Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Garage regardless of whether such loss or theft occurs when the Garage or other areas therein are locked or otherwise secured against entry. Except as caused by the gross negligence or willful misconduct of Landlord, Landlord shall not be liable for any loss, injury or damage to Tenant or Tenant’s employees, it being agreed that, to the fullest extent permitted by law, the use of the Garage and the spaces shall be at the sole risk of Tenant and its employees.

(5) Landlord shall have the right from time to time to promulgate reasonable rules and regulations regarding the Garage, the spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

(6) Tenant shall not store or permit its employees to store any automobiles in the Garage without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Garage or on the Project. If it is necessary for Tenant or its employees to leave an automobile in the Garage overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

(7) Landlord shall have the right to temporarily close the Garage or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Garage. In such event, Landlord will make available alternative parking in reasonable proximity to the Building on a space for space basis. Landlord shall use commercially reasonable efforts to schedule such temporary closures for as short a time as possible.

(8) Neither Tenant nor any employee of Tenant may assign or otherwise transfer any of the parking rights or privileges granted hereunder to a third party without the prior written consent of Landlord. Landlord may terminate the parking permit and related parking rights with respect to any parking space that Tenant desires to assign or transfer.

(9) For each parking space covered under this Lease, Tenant will have one (1) parking permit which may be evidenced and controlled by a parking sticker or other mechanism, device or system specified by Landlord from time to time. With respect to such permits, Tenant covenants and agrees as follows:

(i)	Only one (1) vehicle per permit shall have access to the Garage.

(ii)

Tenant shall at all times maintain with Landlord a list of permits held by Tenant, which list shall be in form, scope, and substance reasonably satisfactory to Landlord, and shall identify each individual to whom a permit has been issued, the vehicle used by such individual, and the license plate number of such vehicle.

(iii)

Tenant shall immediately report to Landlord any lost permit, and Tenant shall pay Landlord’s then current charge for replacement permits, which shall be a commercially reasonable amount. Tenant shall be charged for each permit which is not surrendered to Landlord at the time such surrender is required hereunder.

EXHIBIT D

(iv)	Tenant shall be responsible for any damage to the Garage caused by any person using a permit which has been issued to Tenant.

(v)

In the event of unauthorized or improper use of a permit, as determined by Landlord in its reasonable judgment, Landlord may: (i) withdraw the permit and terminate Tenant’s right to use the permit, all without terminating or otherwise affecting Tenant’s responsibilities, obligations, and liabilities under this Lease; and/or (ii) exercise any of Landlord’s other rights and remedies against Tenant arising from a default under this Lease. Notwithstanding the foregoing, however, if such unauthorized or improper use of a permit is made by an employee of Tenant without Tenant’s knowledge, consent, or approval, then such employee may be barred by Landlord from using the permit and any parking spaces in the Garage, and Landlord may permit Tenant to reissue the permit to another employee of Tenant subject to the provisions of this parking agreement.

(vi)	Each permit shall at all times remain the property of Landlord, and Tenant shall surrender all permits to Landlord immediately upon termination of this Lease.

(10) Tenant shall indemnify and hold harmless Landlord from and against all claims, losses, liabilities, damages, costs, and expenses (including, but not limited to, attorneys’ fees and court costs) arising or alleged to arise out of the use of any parking permit issued hereunder, except to the extent caused by the gross negligence or willful misconduct of Landlord or any of its employees or agents. If any of the parking spaces covered by the permits provided to Tenant hereunder become unavailable for use by Tenant at any time or from time to time during the Term of this Lease, whether due to casualty or any other cause, the charges hereunder with respect to the applicable permits shall abate until such spaces again become available for use by Tenant, but otherwise this Lease shall continue in full force and effect.

EXHIBIT D

EXHIBIT E

NOTICE OF LEASE TERM

Waterloo Central

Austin, Texas

This NOTICE OF LEASE TERM (“NLT”) is given by ____________________, a __________ __________ (“Tenant”) to ______________, a ______________ (“Landlord”), with respect to that certain Lease dated _______________, 20___ (“Lease”), under which Tenant has leased from Landlord certain premises known as Suite ___ (“Premises”), in the building located at __________________, Austin, Texas (“Building”).

In consideration of the mutual covenants and agreements stated in the Lease, and intending that this Agreement may be relied upon by Landlord and any prospective purchaser or present or prospective Encumbrance holder, Tenant certifies and confirms the following:

(a)	The Commencement Date is _______________, 20___.

(b)	The Expiration Date is _______________, 20___.

Except for those terms expressly defined in this NLT, all initially capitalized terms will have the meanings stated for such terms in the Lease.

Executed this ___ day of _______________ 20___.

TENANT:
,
a

By:
Name:
Title:

LANDLORD:

By:
Name:
Title:

EXHIBIT E

EXHIBIT F

WORK LETTER

Waterloo Central

Austin, Texas

1. Preliminary. This Work Letter governs the construction by Landlord of the initial tenant improvements in the Premises.

2. Definitions. All capitalized terms used but not defined herein shall have the meanings set forth for such terms in the Lease. The following terms shall have the meanings set forth below:

(a) “Architect” means the licensed architect engaged by Landlord to design the Tenant Improvements, subject to Tenant’s prior written approval.

(b) “General Contractor” means the general contractor engaged by Landlord to construct the Tenant Improvements.

(c) “Construction Costs” means and includes only costs incurred in connection with the Tenant Improvements for (i) labor, materials and supplies for the Tenant Improvements, (ii) contractor, architectural, engineering, design and consultant/manager fees, (iii) preparation of the Space Plan, Final CDs and any other construction documents, (iv) general conditions and permitting costs/fees, (v) related taxes and insurance, and (vi) Landlord’s Construction Management Fee (defined below).

(d) “Space Plan” means the Space Plan that has been approved by Landlord and Tenant and is attached hereto as Exhibit F-2.

(e) “Preliminary CDs” means preliminary plans and specifications (including architectural, structural, mechanical, electrical and plumbing drawings), consistent in all material respects with the Space Plan, prepared by Architect and detailing all improvements and/or alterations that Landlord proposes to install or construct in the Premises (excluding the Shell Improvements), including without limitation, the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, and drawings for any modifications to the Base Building.

(f) “Final CDs” means the Preliminary CDs as finally approved in writing by Landlord and Tenant as provided below, as they may be amended from time to time by any Change Orders.

(g) “Tenant Improvements” means all improvements, alterations, and work to be installed or performed in or made to the Premises as shown on the Final CDs. Tenant acknowledges and agrees that the Tenant Improvements must include any work that is necessary such that, after completion of the Tenant Improvements, the build-out of the Premises includes tenant improvements of a scope and quality as shown on Exhibit F-3 listed as Building Standard Finishes and as described in the Construction Budget.

EXHIBIT F

(h) “Tenant’s Contribution” means $19.00 per RSF in the Premises, except that if the total Construction Costs are less than Landlord’s Contribution plus $19.00 per RSF, Tenant’s Contribution shall be reduced by that difference.

(i) “Landlord’s Contribution” means $59.00 per RSF in the Premises.

3. Construction Documents.

(a) Working Drawings. Within one hundred twenty (120) days after the Execution Date of the Lease, Landlord shall deliver the Preliminary CDs to Tenant in electronic Autocad format together with a full-size hard copy. Within thirty (30) days thereafter, Tenant shall notify Landlord in writing whether it approves or disapproves of the Preliminary CDs, and any disapproval shall include reasonable details of the reasons therefor, in which case Landlord shall revise the Preliminary CDs in accordance with Tenant’s objections and submit revised Preliminary CDs to Tenant. Within ten (10) business days after such resubmission, Tenant shall notify Landlord in writing whether it approves or disapproves of the re-submitted Preliminary CDs, including reasonable details regarding any disapproval. This process shall be repeated until the Final CDs have been determined and approved by the parties. Landlord will apply for all permits necessary to commence the Tenant Improvements within thirty (30) days after when the Final CDs are approved by Landlord and Tenant.

(b) Approval Standard. Landlord shall not withhold approval of any revisions requested by Tenant to the Preliminary CDs unless same reveal a Design Problem, in which case Landlord may withhold approval in its absolute discretion. “Design Problem” means a condition that results, or may result, from the requested revisions to the Preliminary CDs that, if implemented: (1) would not comply with applicable laws or the Green Building Requirements; (2) would not meet or exceed Building Standard; (3) would exceed the capacity of Building systems, or adversely affect maintenance or operation of the Building; or (4) would adversely affect Common Areas or exterior appearance of the Building. Notwithstanding the foregoing, if the revision would result in an increase to the Construction Budget, Landlord may withhold approval unless Tenant agrees that such shall be deemed a Change Order and Tenant shall pay for the Change Order Excess Costs in accordance with Paragraph 6 below.

4. Construction Budget.

(a) Landlord’s construction budget for the Tenant Improvements is included as Exhibit F-4 attached hereto (the “Construction Budget”). Tenant acknowledges and agrees that the finish selections provided by Landlord for Tenant’s selection will comply with the Construction Budget. If Tenant selects an alternative finish that is in excess of the allowance provided in the Construction Budget, Tenant will be solely responsible for all expenses in excess of the allowance (the “Excess Costs”), and prior to construction or installation of such alternative finish, Tenant will pay to Landlord the Excess Costs and Landlord’s Construction Management Fee (as defined below) applicable to the Excess Costs. Tenant acknowledges that the items listed as “Excluded” in Exhibit F-4 and Exhibit F-5 are excluded from Landlord’s Work, and Tenant will be solely responsible for such items.

EXHIBIT F

(b) The Construction Budget will include a management fee payable to Landlord for Landlord’s management and oversight of the Construction of Tenant Improvements in an amount equal to four percent (4%) of all Construction Costs (the “Landlord’s Construction Management Fee”). Landlord’s Construction Management Fee shall also be charged to Tenant against all Excess Costs and Change Order Excess Costs and payment submitted to Landlord with the Excess Costs and Change Order Excess Costs.

5. Construction of Tenant Improvements. Construction of the Tenant Improvements shall not commence until (i) Landlord and Tenant have approved the Final CDs as set forth above, and (ii) Landlord has obtained all necessary building permits therefor. Promptly after satisfaction of the above requirements, Landlord shall commence construction of the Tenant Improvements and shall proceed to complete the Tenant Improvements in an expeditious manner using all reasonable due diligence. Landlord shall cause the Tenant Improvements to be constructed in a good and workmanlike manner in accordance with the Final CDs and all applicable laws and building codes; provided, however, that Landlord may modify the Tenant Improvements in minor respects from the Final CDs to address field conditions, but Landlord may not otherwise change the design or any of the materials or equipment specified in the Final CDs without Tenant’s prior written approval.

6. Change Orders. If Tenant desires to make any material changes to the Final CDs, Landlord shall cause the Architect to prepare drawings detailing such changes. Landlord’s written approval or disapproval of such request shall be made within the time periods and governed by the standards for approval of the Preliminary CDs as described above and such approval shall not be unreasonably withheld, conditioned or delayed unless the change reveals a Design Problem. If Landlord approves such request, same shall be evidenced by a written change order executed by Landlord and Tenant (“Change Order”), and Tenant shall be responsible for any incremental, net increase in the cost of construction of the Tenant Improvements resulting from any Change Orders requested by Tenant (a “Change Order Excess Cost”), and Tenant shall pay all such Change Order Excess Costs to Landlord prior to commencement of Construction of the Tenant Improvements.

7. Substantial Completion; Punch-List. “Substantial Completion” means that the Tenant Improvements have been substantially completed in accordance with the Final CDs as reasonably determined by Architect, even though minor details of construction, decoration, mechanical adjustments and other “punch-list” items may remain to be completed. Within three (3) business days after Substantial Completion, Landlord’s Representative and Tenant’s Representative shall conduct a walk-through of the Premises and identify any touch-up work, repairs and minor completion items that are necessary for final completion of the Tenant Improvements. Landlord shall cause the General Contractor to complete all such punch-list items within thirty (30) days after such walk-through. Landlord or General Contractor shall file a Notice of Completion (or equivalent) after the Tenant Improvements are completed, if this is a customary or required procedure in the subject municipality. Landlord shall be responsible for obtaining any certificate of occupancy (or equivalent).

EXHIBIT F

8. Payment for Tenant Improvements. As used herein, the term “Application for Payment” shall mean, collectively, (A) a request for payment of the General Contractor approved by Landlord, in the appropriate AIA form or other form reasonably approved by Landlord showing the schedule, by trade, of percentage of completion of the Tenant Improvements, and detailing the portion of the Tenant Improvements completed and the portion not completed, (B) copies of invoices for which payment is sought through the subject disbursement; and (C) an executed partial lien release from the General Contractor with respect to the work for which payment is sought in connection with the Tenant Improvements. In Landlord’s sole discretion, Landlord may withhold from the amounts paid to the General Contractor a ten percent (10%) retention (the aggregate amount of any such retentions to be known as the “Retainage”), which Retainage shall be paid to the General Contractor in accordance with the terms of the construction contract between Landlord and the General Contractor. As described in Section 4 (a) and Section 6 of this Exhibit F, Tenant shall have paid to Landlord any Excess Costs or Change Order Excess Costs prior to commencement of such work, and as such, those amounts shall be applied first against any Application for Payment. Thereafter, Landlord shall pay to the General Contractor the remaining balance of the Application for Payment (the “Balance”) less applicable Retainage, and Tenant shall pay to Landlord ten percent (10%) of the Balance within five (5) business days of receipt of a copy of the Application for Payment. Notwithstanding the foregoing, (i) upon the final Application for Payment, within five (5) business days Tenant shall pay to Landlord the full remaining balance of Tenant’s Contribution; and (ii) Landlord shall be responsible for Construction Costs in excess of Tenant’s Contribution, Landlord’s Contribution, and Excess Costs and Change Order Excess Costs.

9. Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of construction documents will be as follows:

Landlord’s Representative:	Brandon Frachtman (Development Manager)
Elevate Sabine, LLC 901 West 9th St., Suite 110
Austin, TX 78703
Email: brandon@elevategp.com
Phone: (512) 736-1246

With a copy to:	Larry Wood (Construction Manager)
127 Merion Dr.
Austin, TX 78737
Email: larry@cs-texas.com
Phone: (512) 626-4088

Tenant’s Representative:	Richard L. McCathron
Hippo Insurance 150 Forest Avenue
Palo Alto, CA 94301
Email: rmccathron@myhippo.com

All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter will be made to Landlord’s Representative or Tenant’s Representative, as the case may be. Either party may change its representative at any time by giving written notice to the other party.

EXHIBIT F

10. Miscellaneous. The Lease and this Exhibit are not intended to create any third-party beneficiaries. With respect to all time periods and dates for exercising any rights and performing any obligations as set forth in this Exhibit, time shall be of the essence.

EXHIBIT F

EXHIBIT F-1

SHELL IMPROVEMENTS

Waterloo Central

Austin, Texas

Zoning

Central Business District (CBD)

Construction Type

IIB, Fully Sprinklered

Applicable Building Codes

2015 International Building Code With City Of Austin Code Amendments

2015 Uniform Plumbing Code With City Of Austin Code Amendments

2015 Uniform Mechanical Code With City Of Austin Code Amendments

2017 National Electrical Code With City Of Austin Code Amendments

2015 International Fire Code With City Of Austin Code Amendments

2012 State Of Texas Accessibility Standards

2015 IECC International Energy Conservation Code With City Of Austin Code Amendments

Parking

No onsite parking provided

Austin Energy Green Building (AEGB)

Minimum 1 Star Rating

Capitol View Corridors Overlay

North-Bound Lanes of IH-35 between Third Street and Waller Creek Plaza; Longhorn Shores; Longhorn Shores—SDCC

Gross Square Feet (GSF)

38,645 GSF

Rentable Square Feet (RSF)

36,040 RSF +/-

Single Tenant Add on factor

1.25

SHELL BUILDING INFORMATION

Landlord shall be responsible for the cost of construction of the “Core and Shell” improvements to the Premises. The following is a description of the “Core and Shell” scope.

EXHIBIT F-1

Structural System

12” two-way post-tensioned concrete flat plate (5,000 psi concrete), cast in place concrete construction with concrete columns, concrete pier foundation system with a 5” thick Slab on Grade

Floor Construction

12” two-way post-tensioned concrete flat plate (5,000 psi concrete). Openings can be done by scanning the floor to miss PT, or by having a point-cloud scanning of all reinforcing prior to concrete pour.

Roof Construction

TPO System over 5” rigid insulation over 12” two-way post-tensioned concrete flat plate (5,000 psi concrete)

Building Envelope

Continuous glazing system and exposed cast in place concrete structure.

Glazing System

Glazing system at retail, entry lobby and all office areas.

Glass

1” Insulated Low E glass.

Floor-to-floor height

Ground Floor double height: 20’-8”; Levels 1 & 2: 10’-4”; Levels 3 thru 5: 11’-10”

Office Elevators: Size & Capacity

1 Passenger Elevator: 3,500 lb capacity, 200 fpm, 7’-9” ceiling

Stairs

Two enclosed exit stairs as required by code. Interior of stairs to be exposed concrete and/or drywall with tape & float prepped for paint but primed only, all steel and handrails will be prepped and painted.

Finishes

•	Concrete floors ready for polish.

•

Drywall: Tape and float, no paint around surfaces of core walls to elevator shaft, bathrooms, stairwells and other vertical penetrations. Where applicable, perimeter walls will be insulated and drywall installed with no tape & float, and no paint.

•	Exposed structural walls, columns and ceilings.

Lobby

Fully built-out Lobby with exposed concrete walls.

Office Levels

Open floor plate at each office level. No corridors included in the shell.

EXHIBIT F-1

Basement

Below grade fully built-out amenity level with temperature controlled wine cellar, cigar room, furnished bar, restrooms and lounge area, including finished floor and exposed ceilings. Furniture and related fixtures (TV, poker table, etc) not included.

Restrooms

Handicap compliant finished restrooms with access as required by code at below grade amenity level and office levels 2 to 5. Toilet room exhaust is provided to each floor restroom via a common riser installed as part of the shell.

Signage

Signage as required by all governing codes will be provided.

Security

Security for the building will be limited to properly locking and securing all building entry points including the main lobby and service areas.

Data / Comm

Conduits will be provided into the building and up through the building landing on each floor however LL does not provide phone or data services.

Fire Protection/Life Safety

Life safety systems as required by code, including main sprinkler system with exposed branch lines and rapid response sprinkler heads in a general pattern, fire extinguishers, exit signs, smoke detectors and alarm systems speakers/strobe lights.

Electrical

Electrical service located within the core provides 208V, 3-Phase power for connection to Tenant provided electrical panelboards.

Plumbing

Wet columns with Tenant hot/cold water, sanitary sewer and vent connection points stubbed to the Premises located by the Landlord.

HVAC

Air conditioning for the building is provided by a central Variable Refrigerant Flow (VRF) system with associated condensing units, VRF heat recovery branch selector units, fan coil units, and associated refrigerant piping.

•	Fan coil units, VRF heat recovery branch selector units, associated refrigerant piping, and associated ductwork serving core elements will be provided by the base building.

•	Fan coil units, VRF heat recovery branch selector units, associated refrigerant piping, and associated ductwork serving a typical office floor will be installed as part of the tenant finish-out.

•	Refrigerant stubs used for tenant connections will be provided by the base building. Tenants will be responsible for refrigerant branch piping serving their respective spaces.

EXHIBIT F-1

•	Neutral temperature outside air is supplied to each floor from an outside air unit on the mechanical mezzanine. An outside air ductwork stub will be provided at each floor by the base building.

•	Connections to the outside air ductwork stub serving tenant spaces will be installed as part of the respective tenant finish-out.

•

An exhaust air ductwork stub will be provided on each floor by the base building. Exhaust air ductwork and connections to base building stub serving core restrooms will be provided by the base building.

•	Tenants will be responsible for ductwork and connections to the exhaust air ductwork stub serving their respective tenant space.

EXHIBIT F-1

EXHIBIT F-2

LANDLORD ADDITIONAL IMPROVEMENTS

Waterloo Central

Austin, Texas

Delivery:

Landlord shall deliver the following finishes supplementary to the Core and Shell finish level based upon the Space Plan and Waterloo Building Standards, attached below as Exhibit F-3.

Exclusions:

This work letter excludes the following items:

Lobby Reception Desk

Appliances

Exterior Building Signage

Window Blinds / Coverings

Voice / Data cabling and devices

Security cabling and devices

Audio / Visual cabling and devices

Sound Masking system

Painting of Structural

Electrical Floor Boxes / Poke Throughs.

Inclusions:

Glass and Glazing:

1⁄4” Clear Tempered Glass in Raco Frames for Sidelites.

1⁄2” Clear Tempered Glass glazed into 2”X1” Head Chanel and 1”X1” Sill Chanel.

3090 1⁄2” Clear Tempered Herculite Doors with 4” Beveled Top and Bottom Rails, 2”X4-1/2” Tube Header, Overhead Concealed Closures and Back to Back Pulls.

General Finishes:

Armstrong Soundscape Shapes acoustical ceiling panels.

One Sheet of Plywood Backing in the Two IT/Server Rooms.

Carpeting in Conference, Huddle and Phone Rooms.

LVT provided in Wellness and IT/Server Rooms.

Accent Wall Paneling in Large Conference and Board Rooms allowance.

Acoustical Wall Panels in Large Conference and Board Rooms allowance.

EXHIBIT F-2

Tile Backsplashes in Break / Coffee Rooms’ sink area allowance.

Wallcoverings allowance.

Fire Suppression:

Includes installation of a sprinkler head in each acoustical ceiling panel.

Plumbing:

Includes single sinks at coffee bars and wellness rooms, double sink at the main breakroom.

Mechanical:

Includes Installation of new indoor fan coil units as required for perimeter zones and huddle / conference rooms.

Includes double-wall and/or lined spiral for round ductwork in exposed ceiling areas.

Includes test and balance

Includes integration to on-board VRF controls / local thermostats.

Electrical:

Includes power to furniture poles, building standard light fixtures, electrical light Control, and Decorative Pendants for the Breakroom.

EXHIBIT F-2

EXHIBIT F-3

SPACE PLANS AND BUILDING STANDARDS

Waterloo Central
Austin, Texas

Ground Level Space Plan

EXHIBIT F-3
-3-

EXHIBIT F-3

Level 2 Space Plan

1
1.1
2
3
A
B
C
D
E
COPY
LARGE HUDDLE
SMALL CONFERENCE
OPEN OFFICE

EXHIBIT F-3

-4-

EXHIBIT F-3

Level 3 Space Plan

PHONE
PHONE
LARGE CONFERENCE
STORAGE
CONFERENCE
COPY
COFFEE
WELLNESS
PHONE
PHONE
1
2
A
C
D
E

EXHIBIT F-3
-5-

EXHIBIT F-3

Level 4 Space Plan

1
2
3
A
B
C
D
E
LOUNGE
BREAK OUT
CONFERENCE
COPY
ELEC.

EXHIBIT F-3
-6-

EXHIBIT F-3

Level 5 Space Plan

LARGE CONFERENCE
STORAGE
COPY
COFFEE
ELEC.
BOARD ROOM
A
B
C
D
E
1
2
3

EXHIBIT F-3
-7-

EXHIBIT F-3

BUILDING STANDARD FINISHES

ACOUSTIC CEILING TILE

Armstrong Ceilings, 2x2 Tiles

CEILING GRID

Armstrong Ceilings, 2x2 Grid

SPRINKLER HEADS

Concealed sprinkler heads

HVAC DIFFUSERS

By VRF System Manufacturer

LAY-IN LIGHTS

Acuity Brands, Lithonia Lighting

CAN LIGHTS

Acuity Brands, Lithonia Lighting

UTILITY LIGHTING

Acuity Brands, Lithonia Lighting

EXIT

EXIT SIGNS

Acuity Brands, Lithonia Lighting

DOOR FRAMES

DOOR CONSTRUCTION

DOOR HARDWARE

Allegion, Falcon

WINDOW TREATMENTS

MechoShade Systems

EXHIBIT F-3
-8-

EXHIBIT F-3

EXHIBIT F-4, PAGE 1

Elevate Growth Partners
Waterloo Central
Hippo Insurance TI Test Fit
Austin, Texas
June 3, 2020

FLINTCO

BID PACKAGE SUMMARY - CONCEPT DESIGN

CODE	BID PACKAGE DESCRIPTION		HIPPO TEST FIT ESTIMATE
AREA TOTAL(S):			
	PRECONSTRUCTION FEE		$7,500
1A	GENERAL REQUIREMENTS		$48,004
3A	CONCRETE POLISHING		$88,976
6A	MILLWORK		$98,700
8A	DOORS / FRAMES / HARDWARE		$29,400
8B	GLASS AND GLAZING		$74,400
9A	DRYWALL / ACOUSTICAL		$189,946
9B	TILE		$7,250
9E	FLOORING		$16,818
9H	PAINTING		$44,094
10A	SPECIALTIES (FIRE EXTINGUISHERS)		$5,500
10B	SIGNAGE		EXCLUDED
11A	RESIDENTIAL APPLIANCES		EXCLUDED
12B	WINDOW SHADES		EXCLUDED
21A	FIRE PROTECTION		$37,500
22A	PLUMBING		$74,500
23A	HVAC		$450,000
26A	ELECTRICAL / FIRE ALARM		$649,175
27A	COMMUNICATIONS		EXCLUDED
27B	AUDIO VISUAL		EXCLUDED
28A	SECURITY		EXCLUDED
TOTAL COST OF WORK		$	**1,821,763**
GENERAL CONDITIONS		$	113,599
SUBTOTAL		$	**1,935,362**
GENERAL LIABILITY INSURANCE	0.85%	$	17,632
BUILDER'S RISK INSURANCE	0.25%	$	5,186
BUILDING PERMIT	EXCLUDED	$	-
SUBCONTRACTOR DEFAULT INSURANCE	1.25%	$	22,772
PAYMENT & PERFORMANCE BOND	EXCLUDED	$	-
SUBTOTAL		$	**1,980,951**
MARKET FEE	4.50%	$	93,343
CONCEPT DESIGN ESTIMATE		$	**2,074,295**

CONSTRUCTION CONTINGENCY	7.00%	$	127,523
BUDGET/DESIGN CONTINGENCY	4.00%	$	72,871
TOTAL CONCEPT DESIGN ESTIMATE WITH CONTINGENCIES		$	**2,274,688**

EXHIBIT F-4, PAGE 1

EXHIBIT F-4, PAGE 2

FLINTCO

Elevate Growth Partners
Waterloo Central
Hippo Insurance Test Fit Estimate
Austin, TX
6.3.2020

Clarifications & Assumptions

The following represents specific qualification and clarification items that the Preliminary Schematic Design Estimate is based upon. They are as follows:

General Items

1. Pricing is based on the Hippo Insurance Program drawings and narratives dated 03.30.2020.
2. This Estimate excludes work for the basement and Retail Spaces.
3. This Estimate assumes the Owner will provide materials testing services if required.
4. This Estimate assumes the Owner/Architect will provide plan review and any associated expediting fees.
5. This Estimate assumes the Building permit will be procured and paid for by the owner.
6. This Estimate assumes deductibles for all Flintco provided insurance are considered cost of work.
7. This Estimate excludes payment and performance bonds.
8. This Estimate excludes liquidated damages.
9. This Estimate assumes all work will occur during normal business hours, 7AM-5PM, Monday through Friday.
10. This Estimate excludes third party commissioning.
11. This Estimate includes sales tax on incorporated materials.
12. This Estimate excludes any and all time delays and cost increases arising from or related to the COVID-19 virus and any government or other third party action taken in response thereto. Flintco reserves the right to equitably adjust the project schedule and the contract price due to such time delays and cost increases.

Allowances

1. We have summarized these line item allowance costs on the attachment following these Clarifications & Assumptions.
2. This Estimate **includes** the following allowances:
   a. Accent Wall Paneling at Large Conference and Board Rooms: approximately 504 SF @ $25.00/SF ($12,600 installed)
   b. Acoustical Wall Panels: approximately 531 SF @ $12.00/SF ($6,372 installed)
   c. Tile Backsplash: approximately 290SF @ $25.00/SF ($7,250 installed)
   d. Wallcovering: approximately 2,133 SF @ $5.00/SF ($10,665 installed)
   e. Electrical:
      i. Light Fixtures approximately 25,134 SF @ $10.00/SF ($251,340 Material)
      ii. Electrical light Control approximately 25,134 SF @ $2.50/SF ($62,835 Installed)

Flintco, LLC: Clarifications & Assumptions – *Hippo Test Fit*

Page 1

EXHIBIT F-4, PAGE 2

iii. Decorative Pendants approximately 10 EA @ $2,000/EA ($20,000 Material)

Division 08 – Glass and Glazing

1. This Estimate includes ¼" Clear Tempered Glass in Raco Frames for Sidelites.
2. This Estimate includes ½" Clear Tempered Glass glazed into 2"x1" Head Chanel and 1"x1" Sill Chanel.
3. This Estimate includes 3090 ½" Clear Tempered Herculite Doors with 4" Beveled Top and Bottom Rails, 2"x4-1/2" Tube Header, Overhead Concealed Closures and Back to Back Pulls.

Division 09 – Finishes

1. This Estimate includes approximately 108 each Armstrong Soundscape Shapes acoustical ceiling panels.
2. This Estimate includes one sheet of plywood backing in the two IT/Server Rooms.
3. This Estimate includes approximately 301 SY of carpet at $35.00/SY installed.
4. This Estimate includes approximately 185 SF of LVT at $7.00/SF installed.

Division 21 – Fire Suppression

1. This Estimate includes the installation of a sprinkler head in each acoustical ceiling panel.

Division 22 – Plumbing

1. This Estimate includes single sinks at the coffee bars and wellness rooms and a double sink at the breakroom.

Division 23 – Mechanical

1. This Estimate includes the installation of new indoor fan coil units as required for perimeter zones and huddle/conference rooms.
2. This Estimate includes double-wall and/or lined spiral for round ductwork in exposed ceiling areas.
3. This Estimate includes test and balance.
4. This Estimate includes integration to on-board VRV controls/local thermostats.

Division 26 – Electrical

1. This Estimate includes power to furniture poles.

Flintco, LLC: Clarifications & Assumptions – *Hippo Test Fit* Page 2

EXHIBIT F-4, PAGE 2

EXHIBIT F-5

FLINTCO

Elevate Growth Partners
Waterloo Central
Hippo Insurance Test Fit Estimate
Austin, TX
6.3.2020

Exclusions

The following represents specific exclusions from the Preliminary Test Fit Estimate. They are as follows:

1. This Estimate **excludes** the cost for the following:
    a. Lobby Reception Desk
    b. Appliances
    c. Painting of structure
    d. Signage
    e. Window Blinds/Coverings
    f. Voice/Data cabling and devices
    g. Security cabling and devices
    h. Audio/Visual cabling and devices
    i. Room schedulers
    j. Sound Masking system
    k. Floor boxes at systems furniture
    l. Fixtures, Furniture & Equipment (FF&E)
    m. Payment & performance bonds
    n. Any and all time delays and cost increases arising from or related to the COVID-19 virus and any government or other third party action taken in response thereto. Flintco reserves the right to equitably adjust the project schedule and the contract price due to such time delays and cost increases.

Flintco, LLC: Clarifications & Assumptions – *Hippo Test Fit*

Page 1

EXHIBIT F-5

EXHIBIT G

GREEN BUILDING REQUIREMENTS

Waterloo Central

Austin, Texas

AUSTIN ENERGY GREEN BUILDING REQUIREMENTS

FOR WATERLOO CENTRAL

I.	INTRODUCTION.

A.

The Leased Premises at 701 East 5th Street are required to achieve an Austin Energy Green Building Program (“AEGBP”) minimum one (1) star rating, with certification of such rating by Austin Energy (“AE”) being based on the 2016 rating system.

B.

Landlord has performed or will perform Landlord’s Work under the Lease (generally consisting of site improvements and the building shell for the Leased Premises and the tenant improvements) with the intent to deliver many of the “points” necessary for achievement of the required AEGBP 1-star rating.

C.

Landlord is required to have the Final Construction Documents (defined below) prepared in compliance with the requirements set forth in this Exhibit A. AE may conduct site visits to verify that the project has met AEGBP rating requirements. AE and the Landlord will rely on the Architect (defined below) and the Commissioning Agent (defined below), both of which will independently verify that the Landlord Work complies with the requirements set forth in this Exhibit A and will confirm the compliance thereof to AE in a form acceptable to AE.

II.	DEFINITIONS.

A.	Capitalized terms which are used in this Exhibit A, but which are not defined in this Exhibit A, shall have the meanings given to them in the foregoing Lease.

B.

The term “Architect” shall mean and refer to Runa Workshop, LLC, Attn: Jean Pierre Trou, 1501 West Ave., Suite B, Austin, Texas 78701, phone: 512-586- 3577, email: jtrou@runaworkshop.com, unless otherwise expressly agreed by Landlord and Tenant.

C.

The term “Commissioning Agent” (sometimes abbreviated to “CxA”) shall mean and refer to Integral Group, MEP, Attn: Jon Gervais, 310 Comal Street, Suite 302 Austin, Texas 78702, phone: 512-333-0875, email: jgervais@integralgroup.com, unless otherwise expressly agreed by Landlord and Tenant.

EXHIBIT G

D.	The term “Final Construction Documents” shall mean and refer to the final architectural and engineering plans and specifications associated with Landlord’s Work.

E.

The term “Owner’s Project Requirements” shall mean and refer to a written document which details the ideas, concepts, and criteria that have been indicated by Landlord to be important to the success of the overall project in which the Leased Premises are located. This document is to be developed by Landlord with the guidance and assistance of the Commissioning Agent.

F.

The term “Basis of Design” shall mean and refer to design information necessary to accomplish the Owner’s Project Requirements, including system descriptions, indoor environmental quality criteria, design assumptions, and references to applicable codes, standards, regulations and guidelines. This document is to be developed by Landlord with the guidance and assistance of the Commissioning Agent.

G.

The term “Commissioning Plan” shall mean and refer to a document prepared by the Commissioning Agent which outlines the organization, schedule, allocation of resources, and documentation requirements of the commissioning process.

H.

The term “Commissioning Report” shall mean and refer to a report prepared by the Commissioning Agent which documents the commissioning process, including a commissioning program overview, the identification of the commissioning team, a description of the commissioning process activities, the results of all testing, deficiencies that were discovered, and corrective actions taken.

III.	GENERAL REQUIREMENTS

A.	PLANS AND SPECIFICATIONS

i.	Landlord shall cause the Architect to prepare the Final Construction Documents in compliance with the requirements set forth in this Exhibit A.

B.	CURRENT CODES AND REGULATIONS

i.

In performing Landlord’s Work, Landlord is responsible for meeting all applicable City of Austin technical codes and the local amendments thereto (including but not limited to the Energy Code, Building Code, Mechanical Code, Plumbing Code, and Electrical Code, and current Drainage and Water Quality Standards applicable in project watershed), and applicable building-related laws and regulations.

EXHIBIT G

C.	BUILDING SYSTEMS COMMISSIONING

i.	Landlord, with the assistance of the Commissioning Agent, shall comply with the following:

1.

Employ the services of the Commissioning Agent and incorporate the commissioning requirements, including the scope of what is to be commissioned, in the specifications for Landlord’s Work. Commission all energy using systems. Provide commissioning requirements in specifications.

2.	Develop an Owner’s Project Requirements document early in design to establish the requirements and goals for the design, construction, and operation of the Leased Premises.

3.	Provide a Basis of Design document to outline how the Landlord’s design team plans to fulfill the criteria of the Owner’s Project Requirements.

4.	Define control sequencing and set points for all design conditions and include in the Final Construction Documents.

5.

Coordinate with the CxA to verify that all energy using systems are installed and calibrated to operate according to the Owner’s Project Requirements. Energy using systems include but are not limited to: mechanical systems, renewable energy systems, controls, the complete lighting system, water heating, building automation, and pumps.

6.

The CxA shall develop a Commissioning Plan that provides an overview of the commissioning process, identifies roles and responsibilities, and establishes the schedule, scope, and documentation requirements of commissioning.

7.

The CxA is responsible for review and verification of submittals, documentation of systems testing, identification of issues, descriptions of corrective action, coordination of team members, and verification of acceptance of all tasks, as related to commissioning scope.

8.

The CxA shall prepare the final Commissioning Report, including a summary of the commissioning process, observations, findings, conclusions, and outstanding issues. The Commissioning Report shall list any deficiencies identified during commissioning and how they were resolved; identify any seasonal testing or re-commissioning requirements; and provide confirmation that systems are performing in accordance with the final Owner’s Project Requirements document.

EXHIBIT G

9.

The CxA shall provide the available operations and maintenance manuals to the Tenant for the commissioned systems; train the Tenant’s operations and maintenance personnel on the fundamentals of facility and system operations; and confirm the training of such personnel.

D.	BUILDING ENERGY PERFORMANCE

i.

Any HVAC equipment installed by the Landlord or Tenant shall exceed the efficiency requirements of the current version of the City of Austin Energy Code for all Heating, Ventilation, and Air-Conditioning equipment by 10%.

ii.

Additionally, all interior lighting within the Leased Premises must demonstrate at a minimum a 15% improvement for all interior lighting power and surpass the requirements for parking garage lighting power by 15%.

E.	INDOOR WATER USE REDUCTION

i.	Any water fixtures installed by the Landlord or Tenant must demonstrate a 5% reduction in building water use over the baseline as calculated in the AEGB Building Water Use Reduction Calculator.

ii.

Water closets include flush tank, flushometer tank, and flushometer valve operated. For dual flush toilets, the maximum average flush volume is defined as the average flush volume of two reduced flushes and one full flush. Flow rates apply to both public and private installations.

iii.	Table 2. Appliance or Equipment Water Use Requirements

Appliance or Water Use	Requirement
Residential-style Dishwashers	ENERGY STAR or performance equivalent

Pre-rinse Spray Valves	≤ 1.3 gpm

Ice Machine	ENERGY STAR or performance equivalent and use either air-cooled or closed-loop cooling, such as chilled or condenser water system

Water Feature	Use at least 50% non-potable water supply

EXHIBIT G

F.	LOW-EMITTING MATERIALS - INTERIOR PAINTS AND COATINGS

i.

All paints, primers, and anti-corrosive coatings applied on-site to the interior of the building by the Landlord or Tenant must not exceed the VOC limit of Green Seal Environmental Standard GS-11, Edition 3.1, 2013, Section 3.4. All coatings applied on-site to the interior of the building by the Landlord or Tenant must not exceed the currently effective VOC limits of South Coast Air Quality Management District (SCAQMD) Rule 1113 for clear wood finishes, floor coatings, stains, sealers and shellacs, and all other applicable coatings. The most prevalent materials are listed in Table 3. If a coating is not found in Table 3, reference the following reference document for acceptable levels:

i.

ii.	http://www.aqmd.gov/docs/default-source/rule-book/reg- xi/r1113.pdf?sfvrsn=15

ii.	Table 3. Interior Paints and Selected Coatings VOC Limits

Material Type	VOC Limit (g/L) *
Non-flat Topcoat	100
Flat Topcoat	50
Primer or Undercoat	100
Anti-Corrosive Coating	250
Clear Wood Finish	275
Dry Fog Coatings	50
Floor Coating	100
Interior Stains	100
Mastic Coatings	100
Shellac, Clear	730
Shellac, Pigmented	550
Waterproofing Sealer	100

*	The calculation of VOC shall exclude water and colorants added at the point-of-sale.

EXHIBIT G

G.	STORAGE & COLLECTION OF RECYCLABLES

i.

Landlord and Tenant shall identify the Tenant’s top four recyclable material streams and comply with the requirements of the Austin Resource Recovery Universal Recycling Ordinance (“URO”), Austin Ordinance No. 20140612-010, regardless of size or type of project. As part of the URO, Tenant shall provide appropriate signage and on-going education about recycling.

ii.

Additionally, Tenant improvements must provide appropriately sized, easily-accessible, clearly-marked area(s) dedicated to the separation, storage, and collection of the following recyclable materials:

1.	Materials included in the URO: paper, cardboard, glass bottles and jars, aluminum cans, and plastic bottles #1-2.

2.	Tenant’s top four recyclable material streams.

3.

Tenants with a major food service component or commercial kitchen, including restaurants and groceries, must provide separation, storage, and collection of kitchen scraps and other compostable materials.

4.	Projects over 100,000 square feet must provide safe storage and recycling of fluorescent lamps and batteries.

iii.	Per URO, appropriate signage and on-going education about recycling must be provided for all building occupants.

H.	CONSTRUCTION WASTE MANAGEMENT

i.	Tenant shall recycle and/or salvage non-hazardous construction and demolition materials by sending the project’s total commingled waste materials to a mixed-recovery processing facility that has:

•	Registered as a Qualified Processor with Austin Resource Recovery as defined in City of Austin Code Chapter 15-6, Article 9 - Construction and Demolition Materials Diversion Program, OR

•	Received Recycling Certification Institute’s Certification of Real Rates (CORR) or equivalent qualified third-party verification of facility-average recycling rates.

I.	TENANT REQUIREMENTS

Tenants will comply with the requirements set forth in this Exhibit G, except to the extent applicable to Landlord’s Work.

EXHIBIT G

EXHIBIT H

GUARANTY

LEASE GUARANTY AGREEMENT

THIS LEASE GUARANTY AGREEMENT (this “Guaranty”) is made and executed effective as of the __ day of                     , 2020, by HIPPO ENTERPRISES INC., a Delaware corporation (“Guarantor”).

W I T N E S S E T H:

A. Elevate Sabine, LLC, a Texas limited liability company (“Landlord”), has entered into that certain Lease Agreement of even date herewith (the “Lease”) with Hippo Analytics Inc., a Delaware corporation (“Tenant”), for those certain leased premises (the “Premises”) in the office building locally known as Waterloo Central, located at 701 E. 5th St., in the City of Austin, Texas (the “Building”), as more particularly described in the Lease, reference to which is hereby made for all relevant purposes, including, without limitation, for a full description of the Guaranteed Obligations (as hereinafter defined), each and all of which are incorporated herein by reference.

B. Guarantor has received a true and correct copy of, has reviewed, and is familiar with and understands the terms and provisions of, the Lease.

C. Guarantor desires to execute and deliver to and for the benefit of Landlord, and Landlord desires to accept from Guarantor, this Guaranty, by the terms of which Guarantor does hereby guarantee the prompt payment and performance of all of the indebtedness and the obligations of Tenant arising under, pursuant to, or in connection with, the Lease.

NOW, THEREFORE, for and in consideration of the premises set forth herein, for the cash sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration this day paid in hand to or for the benefit of Guarantor, and for other good and valuable consideration, including, but not limited to, Landlord’s execution of the Lease with Tenant (which, Guarantor recognizes, Landlord would not do but for Guarantor’s execution and delivery of this Guaranty), the receipt and sufficiency of all of which are hereby expressly acknowledged and confessed, Guarantor does hereby agree as follows:

1. Guaranty. Guarantor does hereby absolutely, irrevocably and unconditionally guarantee to Landlord and its successors or assigns: (a) the full and punctual payment when due (whether by acceleration or otherwise) of all sums due and owing or to become due and owing by Tenant under, pursuant to, or in connection with, the Lease, together with any and all extensions or renewals thereof and amendments and modifications thereto (being collectively referred to hereinafter as the “Lease”); and (b) the full, prompt and faithful performance of each and every obligation of Tenant under the Lease. As used in this Guaranty, the term “Guaranteed Obligations” means all indebtedness and obligations of Tenant guaranteed by Guarantor and described in this Section 1.

EXHIBIT H

2. Term. The obligations of Guarantor as to the Guaranteed Obligations shall continue in full force and effect against Guarantor until the Guaranteed Obligations are paid and performed in full. This Guaranty covers any and all of the Guaranteed Obligations, whether presently outstanding or arising subsequent to the date hereof.

3. Primary Liability of Guarantor. This Guaranty constitutes a primary obligation of Guarantor. This is an absolute, unconditional, irrevocable and continuing guaranty of payment and performance and not of collection, and is thus in no way conditioned upon any attempt to collect from Tenant, or upon any other event or contingency whatsoever. Guarantor agrees that Landlord is not required, as a condition to establishing any Guarantor’s liability hereunder, to proceed against any person (including, without limitation, Tenant), and, further, Guarantor, agrees not to assert any defense (other than payment and performance of the Guaranteed Obligations) available to Tenant against Landlord with regard to the Guaranteed Obligations, any defense based upon an election of remedies of any type, any defense based on any duty of Landlord to disclose information of any type to Guarantor regarding Tenant or the Guaranteed Obligations, and/or any claim that Guarantor may have against Landlord by virtue of Landlord’s failure to exercise any rights against Tenant, howsoever arising. Guarantor hereby expressly waives any right or claim to force Landlord to proceed first against Tenant as to any of the Guaranteed Obligations or other obligations of Tenant, and agrees that no delay, failure or refusal of or by Landlord to exercise any right, remedy or privilege which Landlord has or may have against Tenant, whether arising from any documents executed by Tenant, at common law, under or pursuant to any applicable statute, or otherwise, shall operate to impair, reduce, negate or otherwise affect the liability of Guarantor hereunder.

4. Intentionally Omitted.

5. Additional Liability of Guarantor. If Guarantor becomes liable for any indebtedness of Tenant to Landlord other than the Guaranteed Obligations by any means other than under this Guaranty, such liability shall not be impaired, reduced or affected in any manner hereby but shall have all and the same force and effect it would have had if this Guaranty had not existed, and no Guarantor’s liability hereunder shall be impaired, reduced, negated or affected in any manner thereby.

6. No Impairment of Obligations. The obligations of Guarantor hereunder shall not be impaired, reduced, negated or in any way affected by: (a) Landlord’s failure, refusal or neglect to collect or enforce the Guaranteed Obligations, such as, by way of example and not limitation, any indulgence, forbearance, compromise, settlement or waiver of performance which may be extended to Tenant by Landlord or agreed upon by Landlord and Tenant; (b) any termination of the Lease to the extent that Tenant thereafter continues to be liable; (c) any sublease of the space covered by the Lease or any assignment of the Lease or any other transfer of an interest therein by any means or to any entity or person whatsoever regardless of whether Tenant thereafter continues to be liable; (d) the exercise, by Tenant, its successors or assigns, of any renewal option, expansion option, right of first refusal or other preferential right expressly provided for in the Lease; (e)

EXHIBIT H

receivership, insolvency, bankruptcy or other proceedings affecting Tenant or any of Tenant’s assets; (f) death, insanity or other impairment or disability of Tenant or any Guarantor; (g) the discharge of Tenant from the Lease or any of the Guaranteed Obligations or any other indebtedness of Tenant to Landlord or from the performance of any obligation contained in the Lease or other instrument issued in connection with, evidencing or securing any indebtedness guaranteed by this instrument, whether occurring by reason of law or any other cause, whether similar or dissimilar to the foregoing; (h) the loss of or subordination of any other guaranty, if any; or (i) the existence of any indebtedness or obligations of Tenant owing to or otherwise performable toward Landlord other than the Guaranteed Obligations. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant or otherwise. Landlord may at any time, without the consent of or notice to Guarantor, without incurring responsibility to the undersigned, without impairing or releasing the obligations of the undersigned, and upon or without any terms or conditions and in whole or in part: (w) change the manner, place or terms of payment, or change the time of payment of, or otherwise alter, any liability of Tenant hereby guaranteed, or any liabilities incurred directly or indirectly hereunder, and the Guaranty herein made shall apply to the liabilities of Tenant as any of such liabilities may be changed or altered in any manner; (x) exercise or refrain from exercising any rights against Tenant or others, or otherwise act or refrain from acting; (y) settle or compromise any liabilities hereby guaranteed or hereby incurred, and subordinate the payment of all or any part of such liabilities to the payment of any liabilities which may be due to Landlord or others; and (z) apply any sums paid to any liability or liabilities of Tenant to Landlord in such manner as Landlord, in its sole and absolute discretion, may elect, regardless of what liability or liabilities of Tenant to Landlord remain unpaid.

7. Release of Parties Liable, Renewals, Etc. Guarantor hereby agrees that Landlord may at any time, and from time to time, at Landlord’s sole and absolute discretion and with or without notice or consideration to or consent from any party: (a) release any security now or hereafter held by Landlord for the Guaranteed Obligations and/or release any party now or hereafter liable, in whole or in part, on the Guaranteed Obligations, including, without limitation, Tenant or any other guarantor; (b) take any security or any other guaranty for the Guaranteed Obligations in addition to any security or guaranty presently existing; and (c) modify, amend, rearrange, renew and/or extend, to any extent which Landlord deems necessary or desirable, any of the terms and provisions of the Lease (whether or not pertaining to or otherwise affecting the Guaranteed Obligations). Any one or more or all of such actions may be taken without impairing, reducing, negating or otherwise affecting in any manner the obligations of Guarantor, or any of them, hereunder.

8. Waiver of Rights. Guarantor hereby WAIVES: (a) notice of acceptance hereof (which acceptance is conclusively presumed by the execution and delivery of this Guaranty to Landlord); (b) grace, demand, presentment and protest with respect to the Guaranteed Obligations or under or with respect to any instrument, agreement or document evidencing or creating same; (c) notice of grace, demand, presentment and protest; (d) notice of non-payment or other defaults, of intention to accelerate and of acceleration of the Guaranteed Obligations, as and to the extent applicable; (e) notice of and/or any right to consent or object to the assignment or other transfer of any interest in the Lease or the Guaranteed Obligations; (f) notice of the modification, amendment,

EXHIBIT H

rearrangement, renewal and/or extension of any of the terms and provisions of the Lease; (g) notice of the filing of suit and/or diligence by Landlord in collection or enforcement of the Guaranteed Obligations; (h) any other notice regarding the Lease or the Guaranteed Obligations; and (i) any and all rights and remedies to which Guarantor, or any of them, may be or become entitled under or pursuant to any one or more of (i) Chapter 43 of the Texas Civil Practice & Remedies Code, (ii) Sections 17.001 and 34.005 of the Texas Civil Practice & Remedies Code and/or (iii) Rule 31 of the Texas Rules of Civil Procedure, as well as any and all other defenses available to sureties or Guarantor at law or in equity.

9. Representations and Warranties of Guarantor. Guarantor does hereby represent and warrant to Landlord that:

(a) Guarantor has received, or will receive, direct or indirect benefit from the Lease and making of this Guaranty;

(b) Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Tenant, but Guarantor is not relying on such financial condition as an inducement to enter into this Guaranty;

(c) neither Landlord nor any other party has made any representation, warranty or statement to Guarantor in order to induce any Guarantor to execute this Guaranty;

(d) as of the date hereof, and after giving effect to this Guaranty and the obligations evidenced hereby, Guarantor is solvent, and has property and assets which, fairly valued, exceed such Guarantor’s obligations, liabilities and debts, and such Guarantor has property and assets in the State of Texas sufficient to satisfy and repay its, his or her obligations, liabilities and debts;

(e) this Guaranty has been duly executed and delivered by Guarantor and the person(s) or party(ies) executing this Guaranty on behalf of Guarantor has done so with all requisite due authority, with the effect that this Guaranty thus represents the valid and binding obligation of the Guarantor, enforceable in accordance with its terms;

(f) if any party executing this Guaranty is a corporation, the board of directors of such corporation, in a duly held meeting or pursuant to a unanimous written consent in lieu of such a meeting (if permitted by law and the governing documents of such corporation), has determined that this Guaranty may reasonably be expected to benefit the corporation;

(g) neither this Guaranty nor the agreements contained herein contravene or constitute a default or create or impose any lien, charge or encumbrance under any agreement, instrument, indenture or similar instrument to which any Guarantor is a party or by which such Guarantor’s assets are bound or any other requirement of law; and

(h) there are no actions, suits or proceedings pending or threatened against Guarantor in any court or before any federal, state, municipal or other governmental department or commission, board, bureau, agency or instrumentality which, if adversely determined, will affect any of the transactions contemplated by this Guaranty or prevent or otherwise hinder any Guarantor from the performance of its obligations hereunder.

EXHIBIT H

10. Subordination and Waiver of Subrogation. Guarantor does hereby fully subordinate the payment of all indebtedness owing to any Guarantor by Tenant (including principal and interest) to the prior payment of all indebtedness of Tenant to Landlord and Guarantor agrees (a) during the existence of any uncured Default (as defined in the Lease) by Tenant, not to accept any payment on such indebtedness until payment and performance in full of the Guaranteed Obligations has occurred and (b) not to attempt to set off or reduce any obligations hereunder because of such indebtedness. Until all of the Guaranteed Obligations shall have been paid or performed in full, during the existence of any uncured Default by Tenant, Guarantor shall have no right of subrogation or any other right to enforce any remedy which Landlord now has or may hereafter have against Tenant. When the Guaranteed Obligations have been paid and performed in full, Guarantor’ subrogation rights shall be restored in full.

11. Payments. Landlord may apply any payment received from any source against that portion of the Guaranteed Obligations in such priority and fashion as Landlord, in its sole and absolute discretion, may deem appropriate.

12. No Right of Possession Upon Payment. The payment by Guarantor of any amount pursuant to this Guaranty shall not, without Landlord’s consent, entitle Guarantor (whether by way of subrogation or otherwise) to a right of possession of, or to any other right, title or interest in, the Premises covered by the Lease.

13. Cumulative Rights. All rights of Landlord hereunder or otherwise arising under any documents executed in connection with the Guaranteed Obligations are separate and cumulative and may be pursued separately, successively or concurrently, or, as Landlord may determine in its sole and absolute discretion, not pursued, without affecting or limiting any other right of Landlord and without impairing, reducing, negating or in any manner affecting the liability of Guarantor.

14. Place of Performance; Attorneys’ Fees. All payments to be made and obligations to be performed hereunder shall be payable or performable in the location for payment or performance (as applicable) set forth in the Lease. If it becomes necessary for Landlord to enforce this Guaranty by legal action, Guarantor hereby waives the right to be sued in the county or state of such Guarantor’s residence and agrees to submit to the jurisdiction and venue of the appropriate federal, state or other governmental court in Travis County, Texas. Notwithstanding any provision herein to the contrary, Guarantor unconditionally agrees to pay Landlord’s collection expenses, including, without limitation, court costs, reasonable attorneys’ fees and associated legal expenses, if enforcement hereof is placed in the hands of an attorney, including, but expressly not limited to, enforcement by suit or through probate, bankruptcy or any judicial proceedings (including appellate proceedings).

15. Applicable Laws. This Guaranty shall be governed by and construed under and in accordance with the laws of the State of Texas and the laws of the United States of America applicable to transactions in Texas, and is intended to be performed in accordance with and as permitted by such laws.

EXHIBIT H

16. Usury. Notwithstanding any other provision herein contained to the contrary, no provision of this Guaranty shall require or permit, or be deemed to require or permit, the reserving, charging or collection from Guarantor of interest in excess of the maximum rate or amount that Guarantor may be required or permitted to pay to Landlord pursuant to applicable law and as to which Guarantor could successfully assert the claim or defense of usury. To be clear, it is the express intention of Landlord and Guarantor to comply strictly with all applicable usury laws; accordingly, all agreements between or among Landlord and Guarantor, whether now existing or hereafter arising, and whether written or oral, are hereby limited so that in no event or contingency, whether by reason of demand, acceleration or otherwise, shall any interest contracted for, charged, received, paid or agreed to be paid to Landlord by or on behalf of Guarantor exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Landlord in excess of the maximum lawful amount, the interest payable to Landlord shall be reduced to the maximum amount permitted under applicable law; and, if from any circumstance Landlord shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the underlying principal amount of the obligation and not to the payment of interest, or, if such excessive interest exceeds the unpaid balance of the underlying principal of the obligation, such excess shall be refunded to Guarantor. All interest paid or agreed to be paid to Guarantor shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the underlying principal obligation so that the interest on any indebtedness for which Guarantor is liable for such full period shall not exceed the maximum amount permitted by applicable law. This provision controls over any other provision of this Guaranty which could be construed otherwise.

17. Binding Effect. This Guaranty is binding upon and enforceable against Guarantor and the respective heirs, legal representatives, personal representatives, executors, administrators, successors and assigns of Guarantor.

18. Landlord’s Assigns. This Guaranty is intended for, and shall inure to the benefit of, Landlord and each and every person who shall from time to time be or become the owner or holder of all or any part of the Lease and/or the Guaranteed Obligations, and each and every reference herein to “Landlord” shall include and refer to each and every successor or assignee of Landlord at any time holding or owning any part of or interest in any part of the Lease and/or the Guaranteed Obligations. This Guaranty shall be assignable or transferable by Landlord with the same force and effect, and to the same extent, that the Lease and/or the Guaranteed Obligations are assignable or transferable, it being understood and stipulated that, upon and following assignment or transfer by Landlord of the Lease and/or any of the Guaranteed Obligations, the legal holder or owner thereof (or a part thereof or interest therein thus assigned or transferred) shall (except as otherwise stipulated by Landlord in its assignment or other transfer instrument) have and may exercise all of the rights granted to Landlord under this Guaranty to the extent of that part of or interest in the Guaranteed Obligations thereby assigned or transferred.

EXHIBIT H

19. Notices. Any notice or demand to Guarantor in connection herewith must be addressed to Guarantor at the address appearing beneath Guarantor’s signature block set forth below. Guarantor shall have the right to designate from time to time another address within the continental United States for purposes of this instrument upon fifteen (15) days’ prior written notice to Landlord given in accordance with this Section 17.2 of the Lease. Any notice or demand to Guarantor must be: (A) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested or (B) delivered by local courier or national overnight delivery service (e.g., Federal Express). Notices and demands shall be deemed given upon actual receipt (unless receipt occurs on a weekend or holiday, in which case notice will be deemed given on the next-succeeding business day) or refusal of receipt during normal business hours. The provisions of this Section 19 shall not be construed to impair, negate or otherwise affect any waiver of notice or demand herein provided or to require giving of notice or demand to or upon any Guarantor in any situation or for any reason.

20. Entire Agreement. This Guaranty constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect to the subject matter hereof are merged into and superseded by this Guaranty. This Guaranty may not be changed, modified, discharged or terminated as to any Guarantor in any manner other than by an agreement in writing signed by Guarantor and Landlord.

21. Severability. In case any one or more of the provisions contained in this Guaranty shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the other provisions contained herein shall not in any way be impaired, negated or otherwise affected thereby. Moreover, should any provision contained in this Guaranty be determined to be invalid, illegal or unenforceable in contravention of law, there shall be substituted in lieu of such invalid, illegal or unenforceable provision a provision which, as closely as possible, conforms to the invalid, illegal or unenforceable provision and which is valid, legal and enforceable.

22. Further Instruments. Guarantor hereby agrees without delay to execute all such further instruments as are reasonably requested by Landlord to further evidence or protect the rights of Landlord under this Guaranty.

23. Construction. Descriptive headings used in this Guaranty are for convenience only, and are not intended to control or affect the meaning or construction of any provision of this Guaranty. Where required for proper interpretation, words used herein in the singular tense shall include the plural, and vice versa; the masculine gender shall include the neuter and the feminine, and vice versa. As used in this Guaranty, the words “hereof,” “herein,” “hereunder” and words of similar import shall mean and refer to this entire Guaranty, and not to any particular section or paragraph, unless the context clearly indicates otherwise. This Guaranty shall be construed without presumption of any rule requiring construction to be made against the party causing same to be drafted.

24. Counterparts. This Guaranty may be executed and delivered by Guarantor in multiple counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical.

[Signatures Carried Forward to Next Page]

EXHIBIT H

IN WITNESS WHEREOF, Guarantor has executed this Lease Guaranty Agreement effective as of the date first above written.

GUARANTOR:

HIPPO ENTERPRISES INC., a Delaware corporation

By:
Name:
Title:

Address:

Hippo Enterprises Inc.
P.O. Box 909
Austin, Texas 78707
Attn: CEO with a copy to:

Hippo Enterprises Inc.
P.O. Box 909
Austin, Texas 78707
Attn: General Counsel

EXHIBIT H